UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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FMC CORPORATION

(Name of Registrant as Specified In Its Charter)

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FMC Corporation

March 12, 2021

Dear Stockholder:

It is my pleasure to invite you to attend the Company’s 2021 Annual Meeting of Stockholders. The meeting will be held virtually on Tuesday, April 27, 2021, at 2:00 p.m. EDT. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/FMC2021, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, our CEO Mark Douglas will report to you on the Company’s earnings, results and other achievements during 2020 and on our outlook for 2021. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Please see your proxy card for specific instructions on how to vote.

If you wish to vote during the meeting, please refer to the section of this proxy statement entitled “How to Vote” for specific instructions.

I look forward to the Annual Meeting on April 27th.

Sincerely,

Pierre Brondeau

Executive Chairman

Notice of Annual Meeting of Stockholders

Tuesday, April 27, 2021

2:00 p.m.

The meeting can be accessed by visiting www.virtualshareholdermeeting.com/FMC2021. There will be no physical location for stockholders to attend.

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Corporation to be held in a virtual meeting format at the time noted above. At the meeting, we will ask you to:

1.	Elect eleven directors, each for a term of one year.

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

3.	Hold an advisory (non-binding) vote on executive compensation.

4.	Consider and act upon any other business properly brought before the meeting.

THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the virtual meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting virtually.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 27, 2021:

The proxy statement and the annual report to security holders are available at www.fmc.com. Upon request of any stockholder, a copy of the FMC Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including a list of the exhibits thereto, may be obtained, without charge, by writing to the Company’s Corporate Secretary, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104.

March 12, 2021

By order of the Board of Directors,

Michael F. Reilly

Executive Vice President, General Counsel,

Chief Compliance Officer and Secretary

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I.	INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors (also referred to herein as the “Board”) of FMC Corporation (the “Company” or “FMC”) is soliciting proxies for use at the Company’s 2021 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “2021 Annual Meeting” or the “Annual Meeting”). As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement available to our stockholders electronically via the Internet at www.fmc.com. On or about March 12, 2021, we first mailed to our stockholders a Notice containing instructions on how to access this proxy statement, the accompanying form of proxy and the Company’s Annual Report for 2020. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Instructions for the Virtual Annual Meeting

This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity, as well as to avoid potential Covid-19 risks associated with in-person gatherings. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting. com/FMC2021 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 1:30 p.m. Eastern Daylight Savings Time (“EDT”) on April 27, 2021. The meeting will begin promptly at 2:00 p.m. EDT on April 27, 2021.

Whether or not you participate in the virtual meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your 16-digit control number. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the meeting, please call toll free: 1-844-986-0822, or if calling internationally, please call: 1-303-562-9302.

You may submit a question before or during the meeting online at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/FMC2021. We will post questions and answers if applicable to our business on our Investor Relations website shortly after the meeting.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect eleven directors;
2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021;
3.	Hold an advisory (non-binding) vote on executive compensation; and
4.	Conduct other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of the Company’s common stock, par value of $0.10 per share (“Common Stock”), on the record date. The record date is the close of business on March 3, 2021. You will have one vote for each share of Common Stock. As of March 3, 2021, there were 129,509,423 shares of Common Stock outstanding.

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How to Vote

You may vote in one of four ways:

•	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;
•	You can vote by Internet;
•	You can vote by telephone; or
•	You can cast your vote online at the Annual Meeting.

The meeting can be accessed by visiting www.virtualshareholdermeeting. com/FMC2021, where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director and FOR Proposals 2 and 3, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting virtually or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2 and 3 require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting.

Abstentions or Lack of Instructions to Banks, Brokers, or Employee Benefit Plan Trustees

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2 and 3, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, but the election of directors and the advisory vote regarding executive compensation are considered non-routine matters.

In the event of a broker non-vote in the election of directors or with respect to the advisory vote regarding executive compensation at the Annual Meeting, the broker non-vote will not have any effect on the outcome inasmuch as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted.

If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 22, 2021 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of the Company’s other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

Revoking a Proxy

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Corporate Secretary of FMC;
•	Delivering a properly executed, later-dated proxy;
•	Attending the Annual Meeting and votingvirtually, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”; or
•	If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 22, 2021.

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II.	THE PROPOSALS TO BE VOTED ON

Proposal 1	Election of Directors

Nominees for Director

The Board of Directors consists of 11 directors, each of whom is elected to serve for a term of one year, expiring at the subsequent annual meeting of stockholders. The nominees for director this year are Pierre Brondeau, Eduardo E. Cordeiro, Carol Anthony (John) Davidson, Mark Douglas, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Paul J. Norris, Margareth Øvrum, Robert C. Pallash, and Vincent R. Volpe, Jr., each of whom is an incumbent director. If elected, these directors’ next term will expire at the 2022 Annual Meeting. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors”.

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

William H. Powell, a director since 2011, passed away in early February 2021. The Board extends its deep condolences to Mr. Powell’s family. Throughout his tenure, Mr. Powell was an actively engaged director who was generous with his counsel, service and friendship in support of the Company. He will be greatly missed.

The Board of Directors recommends a vote FOR the election of Pierre Brondeau, Eduardo E. Cordeiro, Carol Anthony (John) Davidson, Mark Douglas, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Paul J. Norris, Margareth Øvrum, Robert C. Pallash, and Vincent R. Volpe, Jr. to the Board of Directors as described above.

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2021.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For the years 2020 and 2019, KPMG’s fees, all of which were approved by the Audit Committee, were as follows:

($000)	2020	2019
Audit Fees(1)	15,107	16,364
Audit Related Fees(2)	763	1,116
Tax Fees(3)	405	1,105
All Other Fees(4)	910	807
TOTAL	17,185	19,392

(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.
(2)	Fees for services performed by KPMG that are principally related to employee benefit and compensation plan audits, as well as audit related services in connection with attestations by KPMG that are required by statute, regulation, or contractual requirements.
(3)	Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, and tax audit assistance.
(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above. For the years listed above, this work is primarily related to tax filings for individual employees involved in the Company’s expatriate program.

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Pre-Approval of Independent Registered Public Accounting Firm Services

The Audit Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Audit Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee and to the Company’s Chief Financial Officer or his designee by the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer or his designee, such request or application is consistent with the rules of the SEC regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee, provided that any such approval would then be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021.

Proposal 3	Advisory (Non-Binding) Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our Board of Directors is submitting a proposal providing our stockholders the opportunity to cast a non-binding advisory vote on the executive compensation paid to the Company’s executive officers named in this proxy statement (“named executive officers” or “NEOs”). In 2017, our stockholders voted that we continue our past practice of conducting a non-binding advisory vote on executive compensation (“Say on Pay”) on an annual basis. Accordingly, the Company currently conducts a Say on Pay vote annually.

This advisory vote on executive compensation is non-binding on the Board, will not overrule any decision by the Board and does not compel the Board to take any action. However, the Board and the Compensation and Organization Committee (the “Compensation Committee”) may consider the outcome of the vote when considering future executive compensation decisions. Specifically, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board and the Compensation Committee believe that the Company’s executive compensation programs and policies and the compensation decisions described in this proxy statement (i) support the Company’s business objectives, (ii) link the interests of the executive officers and stockholders, (iii) align NEO pay with individual and the Company’s performance, without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide NEOs with a competitive level of compensation and (v) promote retention of the NEOs and other senior leaders. In 2020, 91.7% of the shares present and entitled to vote at the meeting, approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in the 2020 proxy statement.

For the reasons discussed above (and further amplified in the compensation disclosures made in this proxy statement), the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this proxy statement).

The Board of Directors recommends a vote FOR the above resolution.

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III.	BOARD OF DIRECTORS

Director Qualifications and Board Diversity

Directors are selected based on integrity, successful business experience, stature in their own fields of endeavor and diversity of perspectives they bring to the Board. Desired attributes of all directors include (i) ability to reach thoughtful, independent and logical judgments on difficult and complex issues; (ii) demonstrated leadership; (iii) knowledge, experience and skills in at least one specialty area relevant to the Company’s lines of business; (iv) accountability; (v) objectivity; and (vi) willingness and ability to cooperate and engage with other members of the Board openly and constructively. Directors must also be able to view the issues the Company faces from the stockholders’ perspective and be committed to representing the long-term interests of our stockholders. Our Statement of Governance Principles, Policies and Procedures requires that a substantial majority of directors (at least two thirds) must be independent. We also require that our directors be able to commit the time necessary to ensure the diligent performance of their duties.

In addition, the Board as a whole should reflect a range of experience, skills, diversity and expertise. Areas of interest may include: (i) senior management (C-suite) experience, (ii) global business experience, (iii) accounting or financial expertise, (iv) innovation experience, (v) agriculture and related industry experience, (vi) sustainability/ESG experience, (vii) government, public affairs, or regulatory experience, (viii) human capital or talent management experience, (ix) corporate strategy or M&A experience, and (x) public company governance experience. To understand the context in which these skills, diversity and expertise are required, please see the description of the Company in the “Executive Summary” of the Compensation Discussion and Analysis section.

We believe that maintaining a diverse Board membership with varying backgrounds, skills, expertise and other differentiating personal characteristics enhances the quality and diversity of thought in the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. In seeking candidates who possess diversity of experience, background and perspective, the Nominating and Corporate Governance Committee casts a wide net and considers candidates whose diversity is based on race/ethnicity, gender, industry experience, type of position held, and other board experience. In addition, we have set a goal of at least one-third female directors by the end of 2026 and thereafter to maintain that minimum percentage subject to periods of director transitions. Whenever feasible, women and minorities will be included in the initial pool of candidates when selecting new director nominees. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company.

The table below highlights the qualifications and experience of each director nominee to be a member of our Board of Directors, identifying the unique capabilities and perspectives that he or she brings to effectively represent the interests of our stockholders and also to effectively oversee and advise management. While a dot notation indicates competency or experience in the relevant area, this summary is not intended to be an exhaustive list of each director nominee’s capabilities, skills or insights which are valued by the Board. Mr. Cordeiro and Mr. Davidson, or 18% of the Board, identify as racially or ethnically diverse.

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FMC Corporation Board of Directors — 2021 Nominees	Pierre Brondeau	Eduardo Cordeiro	John Davidson	Mark Douglas	C. Scott Greer	K’Lynne Johnson	Dirk Kempthorne	Paul Norris	Margareth Øvrum	Robert Pallash	Vincent Volpe
KEY SKILLS/ COMPETENCIES
Senior Management (C-suite) Experience	●	●	●	●	●	●	●	●	●		●
Global Business Experience — managed multinational/global business	●	●	●	●	●	●		●	●	●	●
Accounting or Financial Expertise — meets SEC audit committee financial expert standard or current/former CPA		●	●		●
Innovation Experience — experience managing innovation, R&D, or information technology	●	●		●		●			●
Agriculture Industry experience — managed business involved in agriculture or has served as director >3 years on ag-related company	●	●		●	●	●	●	●	●	●	●
Sustainability/ESG Experience — experience on sustainability issues or managed organization with significant environmental, health or safety issues	●	●		●		●	●	●	●	●	●
Government/Public Affairs/ Regulatory Experience — experience as former government official, public affairs professional or regulator, or management of regulated business	●			●			●	●			●
Human Capital/Talent Management Experience — managed large organization or HR function	●	●	●	●	●	●	●	●	●	●	●
Corporate Strategy/M&A Experience — managed corporate strategy or significant M&A transactions	●	●	●	●	●	●		●			●
Public Company Governance Experience — experience as officer or director of public company	●	●	●	●	●	●	●	●	●	●	●
DIVERSITY
Female						●			●
Racially/Ethnically Diverse		●	●

The professional experience, qualifications, skills and expertise of each director nominee is set forth below.

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Nominees for Director

New Term Expiring in 2022

Pierre Brondeau Principal Occupation: Executive Chairman, FMC Corporation through April 27, 2021 Age: 63 Director Since: 2010 Non-Independent Employee Director†

Mr. Brondeau became Executive Chairman of the Company in June 2020. He previously served as Chief Executive Officer of FMC from January 2010 until May 2020. Mr. Brondeau has served as Chairman of the Board since October 2010, and also was President from January 2010 until May 2018. Before joining the Company as President and Chief Executive Officer in January 2010, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008.

Other Board Experience

Mr. Brondeau is a member of the Board of Directors of TE Connectivity, and is Chairman of the Board of Directors of Livent Corporation. He serves on the Board of Trustees for the Franklin Institute.

Qualifications

Mr. Brondeau has extensive senior executive leadership experience at large multi-national public companies engaged in the specialty materials and chemicals industries, as well as many years of international business experience in the United States and Europe. In addition, he has significant expertise in finance and mergers and acquisitions, as well as other areas of business, all of which make him an important contributor to the Board. He has a Ph.D. in Biochemical Engineering.

†	As described below in the “Board Leadership Structure” section, Mr. Brondeau will retire from his employment with the Company on April 27, 2021.

Eduardo E. Cordeiro

Principal Occupation: Former Executive Vice President, Chief Financial Officer, and President, Americas Region, of Cabot Corporation, a global specialty chemicals and performance materials company

Age: 53

Director Since: 2011

Independent Director, Audit Committee Chair

Mr. Cordeiro served as Executive Vice President and Chief Financial Officer of Cabot Corporation from 2009 until May 2018, and served as an advisor to Cabot through the remainder of 2018. From 2014 to 2018 he also served as President, Americas Region. He joined Cabot in 1998 and has held several corporate, business and executive management positions including General Manager of Cabot’s Fumed Metal Oxides and Tantalum businesses and Vice President of Corporate Strategy. Prior to joining Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group.

Other Board Experience

Mr. Cordeiro is a member of the Board of Directors of Owens Corning.

Qualifications

Mr. Cordeiro brings extensive strategy, finance and chemical industry experience to the Board. He has developed corporate strategy experience working for The Boston Consulting Group and more specifically chemical industry strategy experience leading Cabot’s corporate strategy function. He also brings deep financial experience having held multiple finance roles at Cabot throughout his 20-year career, including, most recently, the CFO position. Mr. Cordeiro also brings operational and chemical industry business experience to the Board having been General Manager for two of Cabot’s core specialty chemical businesses. Mr. Cordeiro meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE.

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Carol Anthony (“John”) Davidson Principal Occupation: Former Senior Vice President, Controller and Chief Accounting Officer of Tyco International Age: 65 Director Since: 2020 Independent Director

Mr. Davidson was elected to the Company's Board of Directors in July 2020. He served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International from 2004 to 2012 where he led financial reporting, internal controls and accounting policies and processes. Prior to Tyco, Mr. Davidson held senior global leadership positions in finance and related disciplines at Eastman Kodak Company and Dell Computer Corporation. He is a Certified Public Accountant and began his career at Arthur Andersen & Co.

Other Board Experience

Mr. Davidson is a board member of TE Connectivity and became a director of International Flavors & Fragrances in February 2021. He previously was a director at Allergan, Plc., DaVita, Inc., Pentair, Plc., and Legg Mason, Inc., and served on the board of governors of the Financial Industry Regulatory Authority, which regulates and oversees the U.S. financial industry in the interest of investor protection and market integrity.

Qualifications

Mr. Davidson was a trustee of the Financial Accounting Foundation, an organization that oversees the processes for setting financial accounting and reporting standards in the U.S. He has a strong track record of building and leading global teams and implementing governance and controls processes. He brings to the Board his extensive experience as a finance leader in global corporations across multiple industries. Mr. Davidson meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE.

Mark Douglas Principal Occupation: President and CEO, FMC Corporation Age: 58 Director Since: 2020 Non-Independent Employee Director

Mr. Douglas was appointed President and Chief Executive Officer on June 1, 2020. He previously served as President and Chief Operating Officer of FMC since June 2018. He joined FMC in March 2010 as Vice President, Global Operations and International Development, and has served as President of the Industrial Chemicals Group and President of the Agricultural Solutions business. Mr. Douglas joined FMC from The Dow Chemical Company where he was Vice President, President Asia, Dow Advanced Materials. Prior to Dow, he was Corporate Vice President, President Asia, Rohm and Haas Company, based in Shanghai. During his 21 years with Rohm and Haas, Mr. Douglas held sales, marketing and executive management positions in London, Singapore, Shanghai and Philadelphia.

Other Board Experience

Mr. Douglas is a director of Quaker Houghton and is a member of the Crop Life International Board of Directors. He also serves on the Board of Trustees of the Pennsylvania Academy of the Fine Arts.

Qualifications

Mr. Douglas has more than 30 years of global business and operational experience in the chemical industry, including most of the last 11 years leading FMC’s agricultural business, which is now FMC’s sole business segment.

C. Scott Greer Principal Occupation: Principal, Greer and Associates, a private investment management firm Age: 70 Director Since: 2002 Independent Director, Compensation Committee Chair

Since June 2006, Mr. Greer has been a principal in Greer and Associates, a private investment management firm. Until June 2005, he was Chairman, President and Chief Executive Officer of Flowserve Corporation, a manufacturer of industrial flow management equipment. He served as Chairman from April 2000 and as its President and Chief Executive Officer from January 2000. Mr. Greer joined Flowserve Corporation in 1999 as President and Chief Operating Officer. Prior to joining Flowserve, Mr. Greer was President of UT Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999. He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from 1994 to 1997.

Other Board Experience

Mr. Greer served on the Board of Directors of Washington Group from 2002 to 2007. He was also a member of the Board of Directors of eMedicalFiles, Inc.

Qualifications

Mr. Greer’s experience in senior executive roles, including as Chairman and CEO of a publicly-traded global manufacturing operation, as well as his service as a director of other public companies, have given him deep expertise in the governance and operation of large multinational companies as well as in the management of business activities across North America, South America, Europe and Asia. His tenure with Flowserve Corporation, a supplier of equipment to chemical companies, provided him with significant knowledge of the chemical industry. Finally, having passed the CPA exams, he has financial expertise which enhances his contribution to the Board.

K’Lynne Johnson

Principal Occupation: Former CEO, President and Executive Chair of Elevance Renewable Sciences, Inc., a global specialty chemicals company

Age: 52

Director Since: 2013

Independent Director

Ms. Johnson was Executive Chair of Elevance Renewable Sciences, Inc. from October 2015 until the end of February 2016. Prior to being named Executive Chair, Ms. Johnson served for eight years as CEO and President. Elevance products and technologies are used in personal care products, detergents and cleaners, lubricants and additives, engineered polymers and other specialty chemicals markets. Previously, Ms. Johnson served as Senior Vice President of the Global Derivatives operating company within BP Innovene, one of the world’s largest global petrochemical and refining companies. She has served in a variety of leadership and executive positions for 25 years at Amoco, BP Chemicals, Innovene and Elevance.

Other Board Experience

Ms. Johnson is the Chair of the Board of Directors of Trinseo S.A. and was previously a member of the Board of Directors of TPC Group, Inc. from 2011 to 2012.

Qualifications

As a result of her work experience, Ms. Johnson has acquired significant knowledge of Asia and Europe, markets which represent approximately one half of the Company’s business, as well as new technology and technology development. Given the Company’s patented crop protection technologies and discovery research capabilities, such expertise is invaluable to the Board.

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Dirk A. Kempthorne Principal Occupation: Retired President and CEO, American Council of Life Insurers Age: 69 Director Since: 2009 Independent Director, Sustainability Committee Chair

Governor Kempthorne served as President and CEO of the American Council of Life Insurers from 2010 to 2018. Prior to that, he served as the 49th United States Secretary of the Interior from June 2006 until January 2009. From January 1999 until his appointment as Secretary of the Interior, Governor Kempthorne served as the Governor of Idaho. He was also a United States Senator representing the State of Idaho from 1993 to 1999 and was the Mayor of Boise, Idaho from 1986 to 1993. Governor Kempthorne has been Chairman of the National Governors Association, Chairman of the Western Governors Association and President of the Council of State Governments. He also served as a member of the Homeland Security Task Force.

Other Board Experience

Governor Kempthorne is a member of the Board of Directors of Olympic Steel, and also serves on the Board of Directors of Robert Half International.

Qualifications

Governor Kempthorne’s lengthy experience in government, both on the federal and state level, makes him well qualified to serve as a director of the Company, which interfaces with numerous regulatory agencies in several facets of its operations. In his various governmental positions, Governor Kempthorne was responsible for submitting budgets for governmental entities, fulfilling fiduciary responsibilities for the proper use of such funds, addressing inquiries from rating agencies and adhering to the highest accounting and ethical standards.

Paul J. Norris

Principal Occupation: Retired Chairman and Chief Executive Officer of W. R. Grace & Co., a manufacturer of specialty chemicals

Age: 73

Director Since: 2006

Independent Director, Nominating Committee Chair

Until May 2005, Mr. Norris served as Chairman and Chief Executive Officer of W. R. Grace & Co., a manufacturer of specialty chemicals. Mr. Norris was actively engaged in W. R. Grace’s businesses for the six years prior to his retirement as Chief Executive Officer. He resigned as a member of W. R. Grace’s Board of Directors in February 2010. Mr. Norris joined W.R. Grace as President and CEO in November 1998 and became Chairman in January 1999. Prior to joining W.R. Grace, Mr. Norris was at AlliedSignal Inc. (now known as Honeywell) for nine years and served as Senior Vice President and President, Specialty Chemicals, from 1997 to 1998; President, AlliedSignal Polymers Division from 1994 to 1997; and President, AlliedSignal Chemicals & Catalysts (formerly Fluorine Products Division) from 1989 to 1994. From 1981 to 1989, Mr. Norris served in various executive capacities with Engelhard Corporation (now a part of BASF Corporation), including President of Catalysts and Chemicals, Senior Vice President and General Manager of Catalysts, and Vice President and Business Director for Petroleum Catalysts.

Other Board Experience

Mr. Norris has previously served on the Board of Directors of Borden Chemicals, Inc., Ecolab, Inc. and Nalco Holding Company, and he served as the Non-Executive Chairman of the Board of Directors of Sealy Corporation. He also previously performed advisory services for Kohlberg Kravis Roberts & Co.

Qualifications

As the former Chairman and CEO of a specialty chemical company and with over 35 years in the chemical industry, as well as a director on public company boards of directors, Mr. Norris has significant business and corporate governance experience relevant to the Company which makes him well qualified to serve as a director.

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Margareth Øvrum

Principal Occupation: Retired Executive Vice President, Development & Production Brazil of Equinor ASA, an international oil and gas exploration and production company, and President of Equinor Brazil

Age: 62

Director Since: 2016

Independent Director

Until January 1, 2021, Ms. Øvrum served as Executive Vice President of Equinor ASA (formerly known as Statoil ASA) since 2004 and served on the company’s Corporate Executive Committee. In October 2018, she was named Executive Vice President, Development & Production Brazil. Over her career, Ms. Øvrum has had global responsibility for new energy, health, safety & environment, technology, research, procurement, projects and drilling. Prior to her current position, she held numerous senior leadership positions within Equinor, including Executive Vice President, Technology, Projects & Drilling; Executive Vice President, Technology and New Energy; Executive Vice President, Health, Environment and Safety; Senior Vice President, Operations Support; Vice President, Veslefrikk Field; and Platform Manager.

Other Board Experience

Ms. Øvrum was appointed to the Board of Directors of TechnipFMC on October 1, 2020. She was formerly a member of the Board of Directors of Alfa Laval AB, Atlas Copco, and Ratos.

Qualifications

Ms. Øvrum’s strong operations background provided her with deep experience in process technology, safety, sustainability and environmental management, all of which are critically important to a chemical company. Further, her wide international view and exceptional knowledge of European markets, where the Company has approximately one quarter of its business, acquired while executing very large projects in a number of different countries, make her a valuable contributor to the Board of the Company. Her experience in Brazil, which is a significant market for the Company, also enhances her value as a director.

Robert C. Pallash

Principal Occupation: Retired President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer

Age: 69

Director Since: 2008

Independent Director

Until December 2013, Mr. Pallash served as President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer, since January 2008. From August 2005 to January 2008, Mr. Pallash was Senior Vice President, Asia Customer Group for Visteon. He joined Visteon in September 2001 as Vice President, Asia Pacific. Visteon filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in May 2009 and exited in October 2010. Prior to joining Visteon, Mr. Pallash served as President of TRW Automotive Japan from 1999.

Other Board Experience

Mr. Pallash is a member of the Board of Directors of Livent Corporation. Previously, he served on the Board of Directors of Halla Climate Controls in South Korea, a majority-owned subsidiary of Visteon Corporation.

Qualifications

Mr. Pallash’s international experience, particularly in Asia where the Company has approximately one-quarter of its business, enables him to bring significant value as a member of the Board. Mr. Pallash is “financially literate” as defined by the NYSE.

Vincent R. Volpe, Jr.

Principal Occupation: Chairman, CEO, President and Principal of the LeHavre Athletic Club, France’s oldest professional soccer team

Age: 63

Director Since: 2007

Independent Director, Lead Director

In 2015 Mr. Volpe became Chairman, CEO, President and Principal of the LeHavre Athletic Club, France’s oldest professional soccer team. Until September 2015, Mr. Volpe was the Chief Executive Officer, President and a director of Dresser-Rand Group, Inc., a leading supplier of rotating equipment solutions to the worldwide oil, gas, petrochemical and process industries. He had served in those positions since his election in September 2000. Previously he served as Chief Operating Officer of Dresser-Rand Group, Inc. from 1999 until September 2000. After joining Dresser-Rand in 1981, Mr. Volpe held several diverse management positions. He served as President, Turbo Products Division from 1997-1999; President-Europe from 1996-1997; Vice President and General Manager, Turbo Products Division-European Operations from 1993-1996; Executive Vice President, European Operations from 1992-93; and Vice President, Marketing and Engineering, Steam & Turbo Products-European Operations.

Other Board Experience

Mr. Volpe is an advisor to the Board of Directors of Archbishop Walsh High School (Olean, NY). He previously served as Vice Chairman of the Board of Directors of eCORP International LLC.

Qualifications

Based on his previous role as the CEO of a large manufacturing company, as well as other significant positions within that company, Mr. Volpe has the senior executive, operating and corporate governance experience necessary to provide valuable oversight to the Company in the conduct of its business. His significant international experience and linguistic capabilities are also of great advantage to the Company, with 75% of its business outside of North America. Mr. Volpe is “financially literate” as defined by the NYSE.

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IV.	INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings

During 2020, the Board of Directors held one in-person meeting and four virtual meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board and all Committees on which they served.

Committees and Independence of Directors

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee, and a Sustainability Committee.

The Audit Committee, Compensation and Organization Committee, Nominating and Corporate Governance Committee and Sustainability Committee are all composed of non-employee directors, each of whom has been determined by the Board to be independent on the basis set forth below. With the exception of the Executive Chairman (Mr. Brondeau) and the President and Chief Executive Officer (Mr. Douglas), no director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates.

The Board has affirmatively determined that none of the non-employee directors has any material business, family or other relationship with the Company, its subsidiaries or affiliates other than as a director, and that they all qualify as independent. Specifically, the independent directors are Messrs. Cordeiro, Davidson, Greer, Kempthorne, Norris, Pallash, and Volpe, Ms. Johnson and Ms. Øvrum. During his term as a director, Mr. Powell also qualified as an independent director. In order to be considered independent by the Board, a director or nominee must meet the requirements set forth in the SEC and New York Stock Exchange (“NYSE”) rules regarding independence.

Certain of our non-employee directors, namely Ms. Øvrum and Mr. Kempthorne, serve as outside directors for companies with which FMC conducts an immaterial amount of business in the ordinary course, such as the purchase or sale of goods and services. Additionally, Mr. Pallash serves as an outside director for Livent Corporation (“Livent”). FMC is a party to certain transitional agreements with Livent in connection with Livent’s IPO in October 2018 and FMC’s spin-off of Livent effective March 1, 2019. The Board has determined that none of these FMC non-employee directors has a material interest in these transactions given that their sole relationship with the companies is as an outside director. On the basis of its evaluation, the Board has concluded that Ms. Øvrum and Messrs. Kempthorne and Pallash meet the independence standards applied by the Board.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review the effectiveness and adequacy of the Company’s internal controls
•	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10-K and 10-Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations
•	Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function
•	Review significant changes in accounting policies
•	Select the independent registered public accounting firm and confirm its independence
•	Review potentially significant litigation
•	Review federal income tax issues
•	Review the Company’s policies with respect to risk assessment and risk management, including cyber security
•	Review with management the Company’s earnings releases
•	Monitor the Company’s compliance with legal and regulatory requirements
•	Pre-approve audit and non-audit services provided by the independent registered public accounting firm

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Members: Mr. Cordeiro (Chair), Mr. Davidson, Mr. Pallash, and Mr. Volpe. The Board of Directors has determined that both Messrs. Cordeiro and Davidson meet the SEC requirements for an “audit committee financial expert” and all current members of the Committee are “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2020: 6

Compensation and Organization Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”.

The principal duties of this Committee are discussed more fully in the Compensation Discussion and Analysis, and include, among other things:

•	Review and approve compensation policies and practices for senior executives
•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers
•	Review as necessary the Company’s compensation programs, policies and practices with respect to risk assessment
•	Review performance and establish the total compensation for the Chief Executive Officer and other senior executives
•	Administer the Company’s Incentive Compensation and Stock Plan and determine whether to authorize any delegation permitted under the plan
•	Review the Compensation Discussion and Analysis and based on such review, recommend to the Board of Directors that it be included in the annual proxy statement
•	Review stockholder votes and other input on executive compensation practices and independently determine if any changes are necessary
•	Review significant organizational changes and management succession planning
•	Recommend to the Board of Directors candidates for officers of the Company
•	Review the terms of employment agreements, severance agreements, change in control agreements and other compensatory arrangements for senior executives
•	Oversee evaluation of management performance and development
•	Review executive stock ownership guidelines and oversee clawback, hedging, and pledging policies

Members: Mr. Greer (Chair), Ms. Johnson, Mr. Kempthorne, Mr. Norris and Mr. Powell (until February 4, 2021).

Number of Meetings in 2020: 4

Nominating and Corporate Governance Committee

The Board of Directors has adopted a written charter that outlines the duties of the Nominating and Corporate Governance Committee, including conducting an annual self-assessment, which is within The Statement of Governance Principles, Policies and Procedures. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review and recommend candidates for director
•	Recommend Board of Directors meeting formats and processes
•	Oversee corporate governance, including an annual review of governance principles
•	Review and approve director compensation policies, including the determination of director compensation
•	Oversee Board of Directors and Committee evaluation procedures
•	Determine director independence
•	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr. Norris (Chair), Mr. Cordeiro, Mr. Greer, and Ms. Øvrum.

Number of Meetings in 2020: 3

Executive Committee

The Executive Committee acts in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Brondeau (Chair), Mr. Volpe, Mr. Douglas, Mr. Greer and Mr. Cordeiro (Alternate).

Number of Meetings in 2020: The Executive Committee did not meet in 2020.

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Sustainability Committee

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, are to:

•	Review and advise management on the Company’s Sustainability programs and progress relating to:
–	Environmental and social initiatives, global community engagement, and diversity and inclusion
–	Employee occupational safety and health, and process safety
–	American Chemistry Council’s Responsible Care® initiative

Members: Mr. Kempthorne (Chair), Mr. Davidson, Ms. Johnson, Ms. Øvrum, Mr. Pallash and Mr. Powell (until February 4, 2021).

Number of Meetings in 2020: 3

Director Who Presides Over Executive Sessions

In accordance with the FMC Corporation Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. The Lead Director, Mr. Volpe, presides over these sessions. See the section below entitled “Board Leadership Structure” for additional information regarding the role of the Lead Director. In addition, see the section below entitled “Communicating with the Board” for procedures for communicating with the Lead Director.

Director Compensation

Overview

The Company believes that having quality non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. The Board believes that compensation for directors should reflect the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.

Review Process

The Nominating and Corporate Governance Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our directors. The full Board reviews the Nominating and Corporate Governance Committee’s recommendations and determines the amount of director compensation. The Nominating and Corporate Governance Committee is empowered to engage outside advisors, experts, and others to assist it. The Nominating and Corporate Governance Committee periodically reviews assessments prepared by outside consultants that the Committee has engaged in order to gain an understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use.

Our Board compensation for 2021 was established as a result of a process commenced in late 2020, under which the Nominating and Corporate Governance Committee engaged the Rewards Solutions practice at Aon plc (“Aon”) to conduct a director compensation assessment based on peer companies. The assessment analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company’s director compensation program from multiple perspectives relative to the peer group, and described recent market trends in director compensation. See “Compensation Discussion and Analysis – Compensation Determination Process – Peer Group”. Considering this peer group assessment and exercising its judgment, the Nominating and Governance Committee determined to keep 2021 non-employee director compensation at the same levels as in 2020, except that it added a $150,000 Non-Executive Chair cash component, effective upon the Annual Meeting date.

The Nominating and Compensation Committee intends to benchmark and, if needed, recommend adjusting non-employee director compensation on a biennial basis, and thus, expects to commence a similar process in late 2022.

Compensation Policy For Non-Employee Directors

The Company maintains the FMC Corporation Compensation Policy for Non-Employee Directors, as last amended and restated in December 2019 (the “Director Compensation Policy”). The Director Compensation Policy is not applicable to directors who are also employees of the Company. Accordingly, for so long as Messrs. Douglas and Brondeau remain employees of the Company, Messrs. Douglas and Brondeau will receive no additional compensation for their service as directors. For a description of the compensation paid to Messrs. Douglas and Brondeau for their service during 2020, see below under the heading “Executive Compensation”.

As discussed below under the section entitled “Board Leadership Structure,” Mr. Brondeau will be transitioning from Executive Chairman to Non-Executive Chairman of the Board as of April 27, 2021, the date of the Annual Meeting. In connection with this transition, he will become a non-employee director and will therefore commence to be compensated in accordance with the Director Compensation Policy.

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Retainer and Fees

Under the Director Compensation Policy, each non-employee director is paid an annual retainer of $100,000. The retainer is paid in quarterly installments in cash, unless the director elects to receive all or part of it in restricted stock units (the “retainer grant”). Audit Committee members receive an additional $5,000 in committee fees for each year. The chairs of the Compensation Committee, Nominating and Corporate Governance Committee and Sustainability Committee are paid an additional $15,000 per year, while the chair of the Audit Committee is paid an additional $20,000 per year. The Lead Director is paid an additional $30,000 per year. Following the Annual Meeting, the Non-Executive Chairman will be paid an additional $150,000 per year.

Restricted Stock Units

Retainer Grant

Retainer grants are awarded to non-employee directors who have elected to receive all or a portion of their retainer in restricted stock units. These grants vest ratably over a one year period, with accelerated vesting of any unvested restricted stock units upon a change in control of the Company.

Annual Grant

Currently, each non-employee director also receives an annual grant of restricted stock units having a value of $140,000 on the date of grant (the “annual grant”). These restricted stock units vest at the Annual Meeting of Stockholders held in the year following the date of grant or, if sooner, upon a change in control of the Company.

Dividend Equivalent Rights

If a cash dividend is paid to FMC stockholders while a director holds restricted stock units, dividend equivalent rights are credited to the director in the form of additional restricted stock units equal in value to the cash dividend. These dividend equivalent rights will be subject to the same vesting schedule as the underlying restricted stock units to which they relate.

Payment of Vested Restricted Stock Units

A director is permitted to specify, prior to the year in which an annual grant or retainer grant is made, the date upon which he or she wishes to receive payment in Common Stock of the fully vested restricted stock units. In the absence of an election, payment will be made upon the earlier of a director’s cessation of service on the Board or a change in control of FMC. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, described below.

Mid-Year Cessation of Service

Under the Director Compensation Policy, if a director ceases to serve on the Board prior to the next annual meeting date, all committee, chairman, lead director, and annual retainer (whether in cash or stock) fees will be paid out pro rata based on time served. A director’s annual grant of restricted stock units, on the other hand, will be forfeited in full upon a cessation of service mid-year. However, if the director’s cessation of service is due to the director’s death or disability, the director’s annual retainer (whether in cash or stock) will be paid in full and the director’s annual grant will vest in full.

Other Compensation

The Company supports the charitable donations of directors under its matching gifts plan that provides a dollar-for-dollar match of gifts up to $15,000 per year to certain educational institutions, arts and cultural organizations, and conservation and civic organizations.

No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans, including, but not limited to, the qualified and nonqualified pension plans.

Director Stock Ownership Policy

We believe that we and our stockholders are best served when non-employee directors oversee the business with a long-term perspective. As such, we adopted stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our non-employee directors and our stockholders, to demonstrate our commitment to sound corporate governance. The Company has established guidelines setting expectations for the ownership of Common Stock by directors. The Director Stock Ownership Policy requires that directors hold a minimum of five times the value of the base annual retainer (the “ownership requirement”), currently $500,000 (five times

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$100,000). For this purpose, undistributed shares underlying restricted stock units (both vested and non-vested) are considered “held” by a director. A director has five years from the date of his or her election to the Board to achieve compliance with the ownership requirement. However, even during the initial five-year phase-in period, directors are not permitted to sell shares of Common Stock, other than to satisfy tax liabilities triggered by Company equity grants, unless they will be in compliance with the ownership requirement (calculated based on the then-current annual cash retainer) immediately following any sale of Common Stock. Compliance with the ownership requirement is measured at the time of any proposed sale or disposition of shares of Common Stock by a director, and after the initial five-year phase-in period, on December 31 of each year. As of December 31, 2020, all the directors who were required to be in compliance with the Director Stock Ownership Policy were in compliance.

DIRECTOR COMPENSATION TABLE 2020

The table below shows the total compensation paid to each non-employee director who served on the Board during 2020.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	All Other Compensation(3) ($) (d)	Total ($) (e)
Eduardo E. Cordeiro	125,000	139,971	15,000	279,971
G. Peter D’Aloia(4)	34,233	—	—	34,233
Carol Anthony (‘John”) Davidson	39,177	110,947	—	150,124
C. Scott Greer	115,000	139,971	—	254,971
K’Lynne Johnson	100,000	139,971	15,000	254,971
Dirk A. Kempthorne	115,000	139,971	15,000	269,971
Paul J. Norris	115,000	139,971	—	254,971
Margareth Øvrum	100,000	139,971	—	239,971
Robert C. Pallash	105,000	139,971	—	244,971
William H. Powell	100,000	139,971	15,000	254,971
Vincent R. Volpe, Jr.	135,000	139,971	15,000	289,971
(1)	Messrs. Davidson, Norris and Volpe each elected to receive his cash retainer in RSUs, which resulted in the grant of 780 RSUs to Mr. Davidson on July 13, 2020, and 1,100 RSUs to Messrs. Norris and Volpe on April 28, 2020. As previously reported, Mr. D’Aloia elected to receive his annual cash retainer in RSUs, which was granted on May 1, 2019 in accordance with the Company’s director compensation policy.
(2)	The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2020 computed in accordance with FASB ASC Topic 718. See Note 16 to the Consolidated Financial Statements contained in the Company’s report on Form 10-K for the year ended December 31, 2020 for the assumptions used in the valuations that appear in this column. The grant date for all directors, except for Mr. Davidson, was April 28, 2020. Mr. Davidson’s grant date was July 13, 2020. In each case, the number of shares granted was based on our closing price on the grant date. Mr. Davidson's grant was pro-rated in light of his mid-year appointment. The aggregate number of unvested FMC restricted stock units outstanding at fiscal year-end for each non-employee director was as follows: Mr. Cordeiro, 1,540; Mr. D’Aloia, 0; Mr. Davidson 1,410; Mr. Greer, 1,540; Ms. Johnson, 1,540; Mr. Kempthorne 1,540; Mr. Norris, 1,895; Ms. Øvrum, 1,540; Mr. Pallash, 1,540; Mr. Powell, 1,540; and Mr. Volpe, 1,895.
(3)	This amount consists of Company charitable donations under the matching gifts plan, which are limited to $15,000 per director per year.
(4)	Mr. D’Aloia retired from the Board at the 2020 Annual Meeting, having reached the mandatory retirement age.

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Corporate Governance

Communicating with the Board

Stockholders and any interested parties may communicate with the Board of Directors, the Lead Director, or any individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. All communications with the Board, the Lead Director or any individual director will be delivered as addressed.

Director Nomination Process

The Nominating and Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating and Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter and summarized in the section above entitled “Director Qualifications and Board Diversity”. The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of each nominee’s qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation.

In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2022 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 27, 2022. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

Our by-laws include a proxy access provision which allows a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article IV, Section 2 and 2A of our by-laws. Notice of any such nomination for the 2021 Annual Meeting must be received by the Corporate Secretary of the Company at FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104, no earlier than October 13, 2021 nor later than November 12, 2021. However if the date of our 2022 Annual Meeting is more than 30 days before or more than 60 days after April 27, 2022 (the anniversary of the 2021 Annual Meeting) then notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2022 Annual Meeting and (ii) the tenth day following the day on which notice or prior public disclosure of the date of the 2022 Annual Meeting is given or made to stockholders.

Annual Performance Review

The Board and Committees perform annual self-evaluations of their performance. A lengthy questionnaire is sent to each director covering several topics, including Board structure and composition (and what additional skills, if any, may be needed), preparation of members and whether they stay abreast of issues, understanding of Company strategy, whether expectations and concerns are adequately communicated to the CEO, CEO succession planning procedures, performance of committees, and length and content of Board meetings. Each Committee member also completes a shorter questionnaire assessing the performance of his or her Committee.

After obtaining written responses to the questionnaires, the Corporate Secretary conducts a telephone interview with each director to elicit elaboration of views expressed and any other issues the director wishes to discuss. A written report summarizing the responses from the questionnaires and the telephone interviews is presented to the Nominating and Corporate Governance Committee to determine whether any action is required, with a copy of the report also going to the full Board. Individual responses remain anonymous to ensure complete candor.

Any concern or issue with regard to an individual director’s performance would be reviewed with the Lead Director for discussion with the director and any further action. The Board is committed to ensuring that its members maintain the necessary skills, qualifications, experience and diversity, and the Board will continue to consider and implement changes to the composition of the Board in light of its annual performance evaluations and new skills, if any, required in connection with strategic initiatives.

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Retirement/Resignation Policy for Directors

The Board believes that long-tenured directors can be beneficial because of their deep knowledge of the Company acquired through service, the continuity and stability they offer, and their grasp of the historical perspectives that can inform Company strategy. However, pursuant to our Statement of Governance Principles, Policies and Procedures, it is the policy of the Board that non-employee Directors will not stand for re-election no later than the annual meeting following their 75th birthdays.

In addition, our Statement of Governance Principles, Policies and Procedures requires that a non-employee Director submit his or her resignation from the Board upon termination of his or her active service as an employee of his/her current employer or a significant change in responsibilities. The Nominating and Corporate Governance Committee shall review the situation and make a recommendation to the Board as to whether to accept the resignation. In the case of any such required retirement or resignation, the Board may request that a director who would otherwise be due to retire or resign continue his or her service if (a) the policy would result in multiple director retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders.

In accordance with our majority voting standard for the election of directors in uncontested elections, incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at any meeting of stockholders at which directors are being elected and (ii) the Board accepts such resignation.

Directors who are also executive officers of the Company are expected to retire from the Board simultaneous with retirement as an executive of the Company unless requested by the Board to continue as a Board member for an agreed period. As noted in the Company’s February 9, 2021 press release, the Board has requested Mr. Brondeau continue to serve as Chairman after his retirement as an executive of the Company.

Attendance at Annual Meetings

The Company’s policy is that all directors are expected to attend the Annual Meeting of Stockholders. All incumbent directors attended the 2020 Annual Meeting.

Stockholder Proposals for the 2022 Annual Meeting

Stockholders may make proposals to be considered at the 2022 Annual Meeting. In order to make a proposal for consideration at the 2022 Annual Meeting, a stockholder must deliver notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2022 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the Annual Meeting.

In addition to being able to present proposals for consideration at the 2022 Annual Meeting, stockholders may also be able to have their proposals included in the Company’s proxy statement and form of proxy for the 2021 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 12, 2021, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

Corporate Governance Documents

The Company’s website is located at www.fmc.com. The following corporate governance documents are posted on the Investor Relations page of the website:

•	Audit Committee Charter
•	Compensation and Organization Committee Charter
•	FMC Statement of Governance Principles, Policies and Procedures (This document includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles.)
•	Sustainability Committee Charter

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Board Leadership Structure

For many years, the positions of Chairman of the Board and Chief Executive Officer of the Company had been combined. As announced in 2019, effective June 1, 2020, the positions of Chairman of the Board and Chief Executive Officer of the Company were separated. On that date, Mr. Douglas assumed the office of Chief Executive Officer, and Mr. Brondeau, who served as our Chairman and Chief Executive Officer since 2010, became Executive Chairman. The role of the Executive Chairman is to ensure a stable and orderly succession of the leadership of the Company, provide business continuity in the best interest of the Company’s stockholders, preside at Board meetings and engage as needed with key stakeholders.

On February 9, 2021, we announced that Pierre Brondeau had notified us that he plans to retire from his role as Executive Chairman, effective as of our Annual Meeting on April 27, 2021. As a result, as of such date, Mr. Brondeau will no longer serve as an executive officer of the Company. Mr. Brondeau’s current term as a director of the Company will expire at the 2021 Annual Meeting. The Board has requested, and Mr. Brondeau has agreed, that he be re-nominated as a director and, assuming his re-election at the 2021 Annual Meeting, that he continue to serve as Chairman (as a non-executive). Assuming his re-election, Mr. Brondeau is expected to continue to serve as a member of the Executive Committee of the Board of Directors.

Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time, and that when the positions are not separate, a Lead Director shall be appointed from among the independent directors. Consistent with good governance practices, we expect that the Board will continue to have a Lead Director for so long as the Chairman is not an independent director. Because of his current status as an executive of the Company, Mr. Brondeau will not immediately be considered an independent director following his transition from Executive Chairman to Chairman. Vincent R. Volpe, Jr. has served as the Lead Director of the Company since April 2018, and his current term runs through the date of the 2022 Annual Meeting. As set forth in the Corporate Governance Principles, the responsibilities of the Lead Director under this structure include: serving as the liaison between the Chairman and the independent directors, advising on information sent to the Board, calling meetings of the independent directors, and presiding at all meetings at which the Chairman is not present, including executive sessions.

Board’s Role in Overseeing the Risk Management Process

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

Overview of Stockholder Engagement

The Company is committed to engaging with our stockholders. We regularly connect with stockholders throughout the year to answer their questions and solicit their views. In addition, we also conduct a regular outreach process during January and February to solicit stockholder feedback for the Board prior to its review and approval of the proxy statement.

Following the strong stockholder support (92 percent) of our Say on Pay proposal last spring and the engaging conversations with stockholders on environmental, social and governance (ESG) topics over the last year, we conducted another outreach focused on ESG.

During our recent engagement process, we contacted 90 stockholders (representing approximately 75% percent of our shares outstanding) offering to engage with them and held 26 calls or meetings with stockholders (representing approximately 40 percent of our shares outstanding) during this engagement cycle, and received positive feedback on our sustainability goals, our annual sustainability report and our overall communications outreach effort on ESG. We discussed our new diversity & inclusion objectives, 2021 initiatives including TCFD scenario testing and Scope 3 emissions measurement, as well as our sustainability goals and the ways in which we are linking these goals to executive compensation.

We asked our stockholders for feedback on those initiatives and for insights on how they incorporate ESG into their investment decisions.

Additional highlights from those calls included:

•	Investors acknowledge the strong progress FMC has made against our long-term environmental goals, and some of them are asking if we can be more aggressive by setting science-based targets
•	Discussion of our focus on “sustainable” product development, the definition of sustainable products, and why that is so important in the agricultural chemicals industry
•	Our sustainability reporting framework – FMC currently utilizes the GRI framework, but investors are encouraged that we have added reference documents related to our disclosures that apply to the SASB and TCFD frameworks
•	Board diversity and refreshment, as well as Board oversight of sustainability initiatives in the company
•	Executive compensation came up only in the context of whether additional sustainability metrics will be included as performance measures (we are adding metrics around diversity & inclusion objectives in 2021 to the safety objectives that were already part of compensation in prior years)

We also contacted both leading proxy advisory services, Institutional Shareholder Services Inc. and Glass Lewis & Co. Glass Lewis accepted our offer and we engaged on similar topics.

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Code of Ethics and Business Conduct Policy

The Company has a Code of Ethics and Business Conduct that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company’s website at www.fmc.com, under “Company Information – Corporate Governance Guidelines”. The Company intends to post any amendments to, or waivers from, the Code of Ethics and Business Conduct required to be disclosed by either SEC or NYSE regulations on the Governance — Corporate Policies section of the Investor Relations page of the Company’s website.

Compensation and Organization Committee Interlocks and Insider Participation

During the last fiscal year, Messrs. Greer, Kempthorne, Norris, Powell and Ms. Johnson served as members of the Compensation Committee. All members of the Compensation Committee during 2020 were non-employee directors, each of whom was determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors”. None of the current or former members listed above has been an officer or employee of the Company, and no executive officer of the Company has served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2020.

Related Party Transactions Policy

The Board of Directors Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy, and the corporate function responsible for applying the Policy and related procedures.

Under the Policy, “related parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control. With respect to any transaction where a related party receives a benefit in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved (or, if less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. The Policy also provides that any related party who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a director of the Company is an executive officer or significant stockholder of the entity, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s annual consolidated revenue for the most recently completed fiscal year or (ii) the greater of $1 million or 1% of the other entity’s consolidated revenue for the most recently completed fiscal year. If the transaction does not exceed the above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds where the director does not have a material interest, the transaction is not required to be pre-approved by the Audit Committee. Instead, the Audit Committee will review the transaction as soon as possible and will determine whether to either ratify or disallow the transaction. In the case of any such transaction associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

There were no related party transactions required to be approved or ratified by the Audit Committee under the Policy or disclosed pursuant to SEC rules since January 1, 2020.

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V.	SECURITY OWNERSHIP OF FMC CORPORATION

Management Ownership

The following table shows, as of December 31, 2020, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table (“NEOs”) beneficially owns less than one percent of the Common Stock.

Name	Beneficial Ownership on December 31, 2020 FMC Common Stock	Percent of Class
Pierre Brondeau(1)†	221,650	*
Eduardo E. Cordeiro(2)	18,194	*
Carol Anthony (“John”) Davidson(2)	336	*
Mark Douglas(1)††	82,175	*
C. Scott Greer(2)	59,996	*
K’Lynne Johnson(2)	21,094	*
Dirk A. Kempthorne(2)	40,002	*
Paul J. Norris(2)	70,283	*
Margareth Øvrum(2)	9,167	*
Robert C. Pallash(2)	36,688	*
William H. Powell(2)†††	15,598	*
Michael F. Reilly(1)	32,266	*
Andrew Sandifer(1)	32,110	*
Vincent R. Volpe, Jr.(2)	46,112	*
All current directors, nominees and executive officers as a group — 14 persons(1)(2)	791,585	*

*	Less than one percent of class.
(1)	Shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the FMC Corporation Savings and Investment Plan for the account of the individual as of December 31, 2020; (iii) restricted stock units that will vest within 60 days of December 31, 2020 (12,302 for Mr. Brondeau, 3,237 for Mr. Douglas, 862 for Mr. Sandifer, 1,053 for Mr. Reilly, and 17,454 for all executive officers as a group); (iv) shares subject to options that are exercisable within 60 days of December 31, 2020 (71,739 for Mr. Brondeau, 22,554 for Mr. Douglas, 13,928 for Mr. Sandifer, 23,108 for Mr. Reilly, and 131,329 for all executive officers as a group); and (v) shares subject to performance-based restricted stock units that will be settled within 60 days of December 31, 2020 (52,943 for Mr. Brondeau, 7,432 for Mr. Douglas, 1,490 for Mr. Sandifer, 1,119 for Mr. Reilly, and 62,984 for all executive officers as a group). Item (iii) includes restricted stock units which the holder has no power to vote or dispose of, but in respect of which the holder is entitled to a cash payment equal to the amount of any dividends paid by the Company on its Common Stock.
(2)	Includes vested restricted stock units credited to individual accounts of non-employee directors (see section above entitled “Director Compensation”). The number of restricted stock units credited to directors included in the table above is as follows: Mr. Cordeiro, 9,331; Mr. Davidson, 336; Mr. Greer, 17,841; Ms. Johnson, 19,378; Mr. Kempthorne, 32,227; Mr. Norris, 63,283; Ms. Øvrum, 9,167; Mr. Pallash, 36,688; Mr. Powell, 15,133; and Mr. Volpe, 46,112; and all directors as a group, 249,496. Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company. The holders of these restricted stock units will be credited with additional restricted stock units having a value equal to the amount of any dividends paid by the Company on its Common Stock. Previously credited amounts are included in the table above.
†	Mr. Brondeau was appointed Executive Chairman of the Company effective June 1, 2020.
††	Mr. Douglas was promoted to Chief Executive Officer, effective June 1, 2020.
†††	Mr. Powell deceased February 4, 2021.

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Other Security Ownership

Based on available information, the persons listed below beneficially own more than five percent of the Company’s outstanding shares of Common Stock as of December 31, 2020:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	13,940,827 shares	(1)	10.74%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	9,621,744 shares	(2)	7.4%
55 East 52nd Street
New York, NY 10055
Wellington Management Group LLP	7,757,900 shares	(3)	5.98%
280 Congress Street
Boston, MA 02210
(1)	Based on a Schedule 13G/A filing dated February 10, 2021, as of December 31, 2020, The Vanguard Group, Inc. had shared voting power as to 209,360 shares, sole dispositive power as to 13,375,354 shares and shared dispositive power as to 565,473 shares.
(2)	Based on a Schedule 13G/A filing dated January 29, 2021, as of December 31, 2020, BlackRock, Inc. had sole voting power as to 8,283,487 of such shares and sole dispositive power as to all of the shares.
(3)	Based on a Schedule 13G filing dated February 4, 2021, as of December 31, 2020, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power as to 6,751,650 of such shares and shared dispositive power as to all of the shares.

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VI.	EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion & Analysis describes the philosophy, objectives, process structure and additional aspects of our 2020 executive compensation program. This section is intended to be read in conjunction with the tables which immediately follow, which provide further historical compensation information for our named executive officers (“NEOs”) as identified below.

The NEOs in 2020 were:

Mark Douglas†	President and Chief Executive Officer
Pierre Brondeau††	Executive Chairman
Andrew Sandifer	Executive Vice President and Chief Financial Officer
Michael F. Reilly	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

Quick CD&A Reference Guide

Executive Summary Section I	26
Objectives and Philosophy Section II	30
Compensation Determination Process Section III	31
Components of Executive Compensation Section IV	33
Additional Compensation Policies and Practices Section V	42

Executive Summary

Financial Highlights

FMC posted solid results in 2020, despite numerous challenges related to the COVID-19 pandemic and significant headwinds from foreign currencies. FMC grew revenue by 1% in 2020 versus 2019, and grew 7% organically excluding the currency headwinds. On a U.S. dollar basis, FMC slightly outperformed the overall agricultural chemicals market, which is estimated to have remained flat at 2019 levels. FMC long-term fundamentals remain solid, driven by our balanced geographic and crop exposure, as well as a technologically advantaged portfolio.

2020 highlights include, as compared to 2019 results:

•	Revenue of $4.64 billion, representing a 1% increase and 7% organic growth. On a regional basis, sales in Asia increased 6% (+9% organically), sales in Europe, Middle East and Africa increased by 4% (+6% organically), sales in Latin America increased by 1% (+17% organically), and sales in North America decreased 8% due to channel destocking in the first half and a challenging fourth quarter.
•	GAAP net income of $551 million, representing a 15% increase
•	Adjusted EBITDA of $1.25 billion, representing a 2% increase
•	GAAP earnings of $4.22 per diluted share, representing a 17% increase
•	Adjusted earnings per diluted share of $6.19, representing a 2% increase
•	GAAP cash flow from operations of $737 million, representing a 33% increase
•	Free cash flow of $544 million, representing an 80% increase
•	Our TSR for 2020 was approximately 16% (compared with 50% TSR in 2019 and -24% TSR in 2018), compared to 9% for the S&P 500, 20% for the GICS 1510 Materials sector, and placing us in the second quartile of our peer group.
•	Our TSR for the cumulative 2018-2020 period was approximately 34% compared to 28% for the S&P 500, -1% for the GICS 1510 Materials sector, and placing us in the upper quartile of our peer group.

All of the aforementioned achievements are reflective of our culture, our people and our accomplishment of strategic business goals. Further, we believe our executive team has been properly motivated through our executive compensation program to focus on the achievement of these goals, both in the short term and long term. We realize that an intense focus on the long-term health and direction of the Company is essential. As such, our executive compensation program has been carefully constructed to appropriately motivate executives to accomplish short-term objectives that are part of our strategy and to

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create long-term, sustainable stockholder value, and it predominantly rewards executives for the achievement of various goals. In fact, we link a significant portion of compensation, including approximately 83% of our CEO’s compensation, directly to key measures of our corporate performance – including adjusted earnings, operating cash flow and share price performance (both absolute and relative).

As an important input to our process, our Compensation Committee and management have also continued to engage in broad stockholder engagement and dialogue regarding our corporate governance, including executive compensation.

In the process, we have established critical feedback channels to ensure that we receive and consider such input. Incorporating stockholder feedback continues to be a vibrant and consistent part of the compensation design process.

For a discussion of certain non-GAAP financial measures referred to in this proxy statement, including Adjusted EBITDA and Adjusted earnings per share, see “Components of Executive Compensation” below. For a discussion of other non-GAAP financial measures referred to in this proxy statement, including organic revenue change and free cash flow, as well as a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the sections captioned “Results of Operations - 2020, 2019 and 2018 – Organic Revenue Growth Reconciliation” on p. 28 and “Liquidity and Capital Resources – Free Cash Flow” on p. 37, in each case of our Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021. We believe that organic revenue growth and free cash flow, non-GAAP measures, are helpful to management and investors as measures of operating performance because they exclude various items that do not relate to or are not indicative of operating performance. Organic revenue growth should not be considered as a substitute for revenue reported in accordance with GAAP, and free cash flow should not be considered as a substitute for cash flows from continuing operations or other measures of performance or liquidity reported in accordance with GAAP.

Leadership Transitions

Effective June 1, 2020, Mark Douglas became our President and Chief Executive Officer. Pierre Brondeau, our Chairman of the Board and Chief Executive Officer since 2010, transitioned to the role of Executive Chairman on that date. The transition was the culmination of a multi-year succession planning process led by our independent directors. In connection with Mr. Douglas’ appointment as Chief Executive Officer, and Mr. Brondeau’s transition to Executive Chairman, after considering market data, internal equity, advice from its independent compensation consultant and other factors, the Compensation Committee adjusted the compensation of these two individuals as set forth below.

On February 9, 2021, we announced that Mr. Brondeau had notified us that he plans to retire from his role as Executive Chairman, effective as of our Annual Meeting on April 27, 2021. Assuming that Mr. Brondeau is reelected as a director at the 2021 Annual Meeting, Mr. Brondeau will continue to serve as Chairman of the Board (as a non-executive). See the discussion above under “Corporate Governance-Board Leadership Structure,” for more information about the Board’s determination to maintain a governance structure that includes a non-executive, non-independent Chairman and a separate Lead Director, which is intended to ensure continuity and strong and effective leadership at this time.

Key 2020 Compensation Decisions

Chief Executive Officer and Executive Chairman

Mark Douglas

From January 1 to May 31, 2020, Mr. Douglas served as our President and Chief Operating Officer. During this time, there were no changes from 2019 levels to his compensation. His base salary, target annual incentive and target long-term incentive equity remained the same as they were in the prior year.

In connection with Mr. Douglas’ appointment as Chief Executive Officer, effective June 1, 2020, the Compensation Committee adjusted his compensation as follows:

•	Base salary increased to $1,050,000 from $765,000, effective June 1, 2020.
•	Target annual incentive increased to 110% from 80% of annual base salary, but pro-rated for 2020 to reflect his mid-year promotion.
•	2020 long-term incentive equity awarded in the form of 50% performance-based RSUs, 30% stock options and 20% time-based restricted stock units. The target grant date value of this award was $3,666,700, which reflected pro-ration in light of his mid-year promotion.

Mr. Douglas’ total target 2020 compensation is reflected in the below table. Further information regarding amounts earned in 2020 is reflected below in this Compensation Discussion & Analysis and the 2020 Summary Compensation Table that follow.

MARK DOUGLAS 2020 COMPENSATION

Pay Element	President Target Pay	President Prorated Pay (1/1 to 5/31)(1)	CEO Target Pay	CEO Prorated Pay (6/1 to 12/31)	Total 2020 Target Pay
Base Salary	$765,000	$318,750	$1,050,000	$612,500	$931,250
Target Annual Incentive	$612,000	$255,000	$1,155,000	$673,750	$928,750
% of Base Salary	80%	80%	110%	110%	—
Long-Term Incentive Awards	$1,520,000	$633,350	$5,200,000	$3,033,350	$3,666,700
% of Base Salary	~200%	~200%	~500%	~500%	—
Target Total Direct Compensation	$2,897,000	$1,207,100	$7,405,000	$4,319,600	$5,526,700
(1)	2020 President amounts reflect no change from 2019 amounts.

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Pierre Brondeau

From January 1 to May 31, 2020, Mr. Brondeau served as Chief Executive Officer. During this time, there were no changes from 2019 levels to his compensation. His base salary, target annual incentive and target long-term incentive equity remained the same as they were in the prior year.

In connection with Mr. Brondeau’s transition to Executive Chairman, effective June 1, 2020, the Compensation Committee adjusted his compensation as follows:

•	Base salary reduced to $600,000, effective on June 1, 2020.
•	No annual incentive as Executive Chairman, although Mr. Brondeau remained eligible for a pro-rated 2020 annual incentive in respect of his service as CEO during the first five months of the year.
•	2020 long-term incentive equity award in the form of 50% performance-based RSUs, 30% stock options and 20% time-based restricted stock units. The target grant date value of this award was $2,666,700, which reflected pro-ration in light of his five months of service as CEO and seven months of service as Executive Chairman.

Mr. Brondeau’s total target 2020 compensation is reflected in the below table. Further information regarding amounts earned in 2020 is reflected below in this Compensation Discussion & Analysis and the 2020 Summary Compensation Table that follow.

PIERRE BRONDEAU 2020 COMPENSATION

Pay Element	CEO Target Pay	CEO Prorated Pay	Exec Chair Target Pay	Exec Chair Prorated Pay	Total 2020 Target Pay
Base Salary	$1,236,000	$515,000	$600,000	$350,000	$865,000
Target Annual Incentive	$1,483,200	$618,000	No Bonus	NA	$618,000
% of Base Salary	120%	120%	0%	0%	—
Long-Term Incentive Awards	$5,700,000	$2,375,000	$500,000	$291,700	$2,666,700
Target Total Direct Comp	$8,419,200	$3,508,000	$1,100,000	$641,700	$4,149,700

Mr. Brondeau’s target total compensation in his position as Executive Chairman reflects a decrease of more than 85% from his full compensation as Chief Executive Officer, which was consistent directionally with the recommendation of the Compensation Committee’s independent compensation consultant to align with median market practice.

Other Named Executive Officers

2020 Components and Changes

•	Base Salaries. The base salaries of Messrs. Sandifer and Reilly were increased 5% to gradually bring them into alignment with the market median.
•	Annual Incentive Opportunity. Mr. Sandifer’s 2020 target annual incentive opportunity was increased from 70% to 80% of his base salary, and Mr. Reilly’s 2020 target annual incentive opportunity was increased from 60% to 65%, to bring them closer to market median.
•	Long-Term Incentives.
Performance-based RSUs again represented 40% of the long-term equity granted to Messrs. Sandifer and Reilly.
Time-based RSUs and stock options represented 30% and 30%, respectively, of the total long-term equity grants to Messrs. Sandifer and Reilly.

2020 Performance Metrics and Payouts

Annual Incentive Performance Goals

The Compensation Committee set the primary goal of Adjusted Earnings at a level that it considered rigorous and challenging to achieve. The target was set meaningfully above prior year levels.
Company-wide performance accounted for 70% of the annual incentive performance goals; individual performance goals accounted for the other 30%.
The program had a threshold performance level of approximately 88% of target for the Company-wide metric, which must be exceeded in order for any payout to be earned.
Adjusted Earnings was maintained as the primary Company-wide metric for all NEOs, with Free Cash Flow added in 2020 as a modifier.

Annual Incentive Payouts

Adjusted Earnings were $809 million, compared to a target of $821 million, a target set above the prior year level. Free Cash Flow was $544 million, exceeding the maximum pre-set performance level, thus increasing the payout factor by 10%.

Long-Term Incentive Awards

The primary (70%) performance metric for the performance-based RSUs remained TSR relative to a custom peer group using the S&P 1500 Composite Chemical Index plus select additional companies.
The secondary (30%) performance metric, three-year cumulative operating cash flow, remained.
•	2018-2020 Performance-Based RSUs Payout. Based on the Company’s 16% 2020 annual and 34% cumulative TSR from 2018 to 2020, and its relative percentile ranking for these performance periods, the NEOs earned a total of 168% of the target number of performance-based RSUs.

2020 Say on Pay Vote and Stockholder Engagement

At our 2020 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our NEOs, with approximately 92% of the votes cast on the matter “For” such approval. The Committee viewed the approval by stockholders of the executive compensation program at such a strong level as evidence that a substantial majority of stockholders are aligned with our executive compensation program.

The Compensation Committee and management continue to engage regularly in dialogue with a broad spectrum of the Company’s stockholders. In early 2021, a member of our Compensation and Sustainability Committees and members of our management participated in discussions with stockholders in order to demonstrate our commitment

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to strong corporate governance and our effort to gather input from our stockholders, which we believe enables us to better understand their perspectives. We discussed executive compensation, ESG topics and human capital management, among other things. We also reached out to the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co.; Glass Lewis accepted our offer and we engaged on similar topics.

How Our Pay Program Works

We believe that the design and structure of our pay program, and in particular our incentive plans, support FMC’s business strategy. Our program reflects our pay for performance approach and our objective to align executive officer focus and interest with that of stockholders. Our annual incentive plan reflects a focus on an income statement metric, while our long-term performance awards were based 70% on relative TSR performance to align with stockholder value and 30% on three-year cumulative operating cash flow, a key strategic priority and value driver. All elements have been carefully chosen and utilized; the value received and realizable for FMC executives is aligned with corporate performance.

Elements of Pay

Our compensation program is designed to reward executives for achievement of our Company’s short-term and long-term goals. In doing so, we have also constructed the pay program to attract and retain world-class talent and to align executive compensation pay opportunities with the interests of stockholders. The Compensation Committee has selected the following framework to achieve these objectives:

Target Total Direct Compensation Mix

Consistent with our objectives as stated above, and our overarching focus on pay and performance alignment, the pay mix was set as follows:

•	The largest portion of compensation is variable, at-risk pay, in the form of annual and long-term incentives (including annual incentive, performance-based RSUs (“PRSUs”), options and time-based RSUs)
•	Our program provides a balance between long-term and short-term awards, and the performance objectives are consistent with our business strategy

Percentage of total direct compensation (“TDC”) as shown in the above charts is based on the 2020 base salary, the 2020 annual incentive compensation opportunity (assuming achievement at the target level), the grant date fair value of the performance-based RSUs (assuming vesting at the target achievement level) and the grant date fair value of the time-based stock options and RSU awards. Each compensation

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element is outlined in more detail in the 2020 Summary Compensation Table below.

For the CEO Pay Mix, the proportions were derived from the annualized target TDC of our CEO, Mark Douglas, in his capacity as CEO, which began on June 1, 2020. For the Other NEO Pay Mix, the proportions represent the average of Messrs. Sandifer and Reilly. Due to the unique nature of his compensation as Executive Chair, and the potential for it to skew the regular annual allocations, the compensation of Mr. Brondeau has not been included in the Other NEO Pay Mix.

Compensation Program Governance

Our Compensation Committee is responsible for oversight of the Company’s compensation program and values. A significant part of this is aligning management interests with the Company’s business strategies and goals, as well as the interest of our stockholders, while also mitigating excessive risk taking. To that end, FMC has committed to numerous governance practices and safeguards to ensure the compensation program does not misalign those interests.

What We Do	What We Don’t Do
Use equity for long-term incentive awards	No highly leveraged incentive plans that encourage excessive risk taking
Determine performance-based RSUs based on relative TSR and operating cash flow	No excessive perquisites
Provide change in control benefits under double-trigger circumstances only	No guaranteed bonuses
Benchmark against peers whose profile, operations, and business markets share similarities with the Company	No discounted stock options
Maintain an executive share ownership policy	No uncapped incentive award payments
Apply anti-pledging and anti-hedging policy for Company shares	No repricing without stockholder approval or backdating of stock options
Maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements	No immediate vesting of stock options or restricted stock units except for certain change-in-control with termination and retirement-eligible situations
Engage independent advisors	No tax gross-ups under our executive officer compensation program
Maintain an appropriate balance between short-term and long-term compensation which discourages short-term risk taking at the expense of long-term results
Cap annual incentive plan payouts and number of PRSUs that may be earned under long-term incentive plan

Objectives and Philosophy

The Company’s executive compensation program is designed to attract, motivate and retain top talent, to pay for performance and to align the financial interests of the NEOs with those of the Company’s stockholders. In designing compensation arrangements for NEOs, the Compensation Committee has considered the importance of:

•	Balancing variable compensation components so that appropriate focus is put on achieving both short-term and long-term operating and strategic objectives;
•	Motivating NEOs to achieve desired financial and operational results using sound business judgment and without inappropriate risk taking; and
•	Ensuring that the achievement of key financial goals and strategic objectives is financially rewarding for NEOs.

In general, we believe it is critical to pay executives at a competitive level relative to our peer group in order to attract and retain the talent we need to deliver high performance. In addition to looking at our peer group, we make individual pay decisions based on a variety of factors such as company, business unit and individual performance, scope of responsibility, critical needs and skills, experience, time in the role, leadership potential and succession planning.

The Compensation Committee believes that subjecting a significant percentage of TDC to performance conditions helps focus the executive on achieving key objectives that are important to executing our strategy and delivering the performance expected by stockholders.

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Compensation Determination Process

Role of Compensation and Organization Committee and of CEO

The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.

The Compensation Committee recognizes its responsibility to maintain a competitive executive compensation program that will support the Company’s ability to attract, motivate and retain top talent while at the same time aligning the financial interests of the executives with those of stockholders. Pay for performance and market-based compensation are important elements of the Company’s compensation philosophy. The Company considers several measures of corporate performance, job performance and labor market dynamics, as well as stockholder feedback, in the design and administration of the NEO compensation arrangements described later in this section.

The Compensation Committee establishes total compensation for the CEO annually at its February meeting. The Compensation Committee reviews and evaluates the performance of the CEO and develops base salary and incentive opportunity recommendations for the review and approval of the full Board of Directors. The CEO does not participate in Compensation Committee or Board discussions regarding his own compensation. In 2020, the Compensation Committee also established total compensation for Mr. Brondeau in the role of Executive Chairman beginning on June 1, 2020, including base salary and long-term incentive opportunity recommendations, for review and approval of the full Board of Directors.

The Compensation Committee, with the input of the CEO (in 2020, Mr. Brondeau), also establishes compensation for all the other NEOs. Specifically, the CEO evaluates the performance of the other NEOs annually and makes recommendations to the Compensation Committee each February regarding the compensation of those other NEOs. The CEO’s input is particularly important in connection with base salary adjustments and the determination of the Individual Measures ratings (Annual Performance Incentive (“API”)) as part of our Annual Incentive program. In each of these instances, the process starts with the CEO’s recommendation, and that recommendation is afforded great weight by the Compensation Committee. The CEO participates in Compensation Committee discussions regarding other NEOs’ compensation. The Compensation Committee views the CEO’s significant role in the compensation process for other NEOs, and the deference afforded to his recommendations, as appropriate in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. That said, the Compensation Committee makes the ultimate determination regarding the compensation of each of the NEOs.

Role of Compensation Consultant

The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.

The Compensation Committee retained Aon as its independent compensation consultant for 2020 compensation decisions. Aon reported directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate and obtain the advice of Aon at the Company’s expense.

Aon’s advice was taken into consideration for all aspects of 2020 compensation as delineated in the Summary Compensation Table.

For 2020, Aon provided the Compensation Committee with advice and counsel on a broad range of executive compensation matters. The scope of Aon’s services included, but was not limited to, the following:

•	Apprising the Compensation Committee of compensation-related trends and developments in the marketplace;
•	Informing the Compensation Committee of regulatory developments relating to executive compensation practices;
•	Advising the Compensation Committee on appropriate peer companies for compensation pay levels and design practices, as well as relative performance comparisons;
•	Providing the Compensation Committee with an assessment of the market competitiveness of the Company’s executive compensation;
•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking;
•	Assessing the relationship between executive compensation and corporate performance;
•	Recommending changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests; and
•	Providing the Compensation Committee with assessments of the market competitiveness and other advice in connection with the compensation of executive officers involved in the leadership transition.

At the time that FMC engaged Aon as its executive compensation advisor, the Compensation Committee was aware of the types and general magnitude of the fees for other services that Aon provided to FMC. Aon was selected because the Compensation Committee is confident that the team advising on executive compensation issues was both highly qualified and would be independent.

For 2020, in determining the independence of Aon, the Compensation Committee considered independence in light of the six independence factors set forth in the SEC rules and NYSE listing standards. In particular, the Compensation Committee gave substantial weight to the fact that amounts paid to Aon for services other than executive compensation consulting constituted only 0.0316% of Aon’s

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total revenue. In addition, the total fees paid by the Company to the consultants for all services during fiscal year 2020 constituted only 0.0345% of Aon’s total revenue for the applicable fiscal year. In total, fees paid to Aon during 2020 for services not related to Aon’s work with the Compensation Committee, such as global pension, investment and consulting services and risk brokerage services, were approximately $3,479,208. Fees paid to Aon during 2020 for services related to recommending the amount and form of executive and director compensation were approximately $316,928. Aon had been providing services in areas other than executive compensation consulting to FMC prior to the Compensation Committee’s selection of Aon for executive compensation consulting services.

In terms of assessing independence, the Compensation Committee also gave credit to the safeguards that Aon’s executive compensation practice has put in place to maintain its independence. The Compensation Committee also considered that no business or personal relationships exist between any members of the consultants’ teams advising the Company on the one hand, and the Company, any members of the Compensation Committee or any executive officers on the other hand, other than in connection with the services provided. Therefore, the Compensation Committee has concluded that Aon is independent, as no conflict of interest exists between Aon and the Company.

Peer Group

The Compensation Committee believes that obtaining relevant market and benchmark data is very important in making determinations about executive compensation. Such information provides a solid reference point for making decisions and very helpful context, even though, relative to other companies, there are differences and unique aspects of the Company.

The Company relies on both industry surveys and analysis of proxy statements from peer companies (the “Market”) prepared by its compensation consultant to assess the market competitiveness of the components of its NEO compensation and to validate the appropriateness of TDC, including the appropriate mix of cash and equity, as well as NEO benefits and perquisites. Proxy statement data may not be available for all jobs that are direct comparisons to jobs held by the Company’s NEOs. In such cases, the Company relies more on the broader survey data to assess acceptable ranges for the elements of executive compensation. The Company also believes that internal equity is an important and necessary consideration in valuing jobs. The Company may, as a matter of policy, adjust individual components of TDC to align with the Market or with its general executive pay philosophy as described in the preceding section. However, the Company does not adjust components of TDC based on the amount of compensation earned by an NEO in any prior period.

In connection with determining 2020 executive compensation, the Company reviewed a market study of executive compensation at peer companies. The peer group is reviewed periodically for appropriateness, comparability in market segment and to account for merger and acquisition activity affecting the companies. Guidelines used for developing the peer group include similar industry representation and revenue and market capitalization generally within the range of one-third to five times that of FMC.

Air Products & Chemicals, Inc.	Huntsman Corporation
Albemarle Corporation	Ingredion Incorporated
Ashland Global Holdings, Inc.	International Flavors and Fragrances, Inc.
Avient Corporation	The Mosaic Company
Axalta Coating Systems Ltd.	Olin Corporation
Cabot Corporation	PPG Industries, Inc.
Celanese Corporation	RPM International, Inc.
The Chemours Company	The Scotts Miracle-Gro Company
Eastman Chemical Company	Westlake Chemical Corporation
Ecolab Inc.	W. R. Grace & Co.

	Market Cap ($mm)	2018 Revenue ($mm)
2019 Peers
25th percentile	$4,820	$3,691
Median	$7,172	$6,240
75th percentile	$11,288	$9,042
FMC Corporation	$10,978	$4,728
Rank	74%	37%

Note: Revenue amounts for the year ended December 31, 2018. Market capitalization amounts as of June 27, 2019.

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Components of Executive Compensation

The NEO compensation program consists of three primary elements: base salary, an annual incentive and a long-term incentive. The Compensation Committee regularly reviews all components of the program in order to verify that each executive officer’s total compensation is consistent with its compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy. The value of, and allocation to, each of these elements is commensurate with the level of responsibility and impact of our results for each executive.

Base Salary

Salary ranges for NEOs are established based on similar positions in other companies of comparable market capitalization, revenue, size and complexity included in the Market. Performance levels from “does not meet expectations” to “exceeds expectations” provide guidance for the administration of salaries.

Starting salaries are based on the employee’s skills, experience, expertise and expected job performance. Subsequent salary adjustments for the NEOs (except the CEO) are based on job performance as assessed by the CEO, who recommends the appropriate base salary to the Compensation Committee for their approval. The Compensation Committee itself determines any salary adjustment for the CEO. Base salary reviews are part of the broader compensation review that occurs at the February meeting of the Compensation Committee and focus on the performance of the NEOs in their respective major responsibility areas. These include but are not limited to, financial management, customer relations, strategic planning and business development, operational excellence, safety performance, staffing and talent management, performance management, and litigation management.

In connection with Mr. Douglas’ appointment as CEO, after considering market data, internal equity, advice from its independent compensation consultant and other factors, the Compensation Committee increased his base salary to $1,050,000 from $765,000, effective June 1, 2020. In connection with Mr. Brondeau’s transition to the role of Executive Chairman, the Compensation Committee reduced his base salary from $1,236,000 to $600,000, effective June 1, 2020. The base salaries of Messrs. Sandifer and Reilly were increased 5% to gradually bring them into alignment with the market median, effective April 1, 2020. The following table represents the change in base salary for the NEOs in 2020.

NEO	Annualized 2019 Base Salary	Annualized 2020 Base Salary	% Change
Mark Douglas†	$765,000	$1,050,000	37%
Pierre Brondeau††	$1,236,000	$600,000	(47)%
Andrew Sandifer	$515,000	$541,000	5%
Michael Reilly	$450,000	$473,000	5%
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020. The “Annualized 2020 Base Salary” reflected above for Mr. Douglas represents the annual base salary rate in effect beginning on June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020. The “Annualized 2020 Base Salary” reflected above for Mr. Brondeau represents the annual base salary rate in effect beginning on June 1, 2020.

Annual Incentive

The annual incentive plan for executive officers is a cash plan that rewards NEOs for the achievement of key short-term objectives. Its structure aligns our NEOs’ interests with those of our stockholders by providing incentives to the NEOs to achieve certain short-term financial and operational results that the Compensation Committee views as critical to the execution of our business strategy.

The amount of the annual incentive opportunity and payout for the NEOs is determined as follows:

Step 1. Target Opportunities and Payout Curve

The Compensation Committee determines a target cash incentive opportunity by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The target incentive percentages are determined with reference to the peer company percentages of salary and the proportion of TDC represented by the annual incentive, among other factors.

Prior to the transitions of roles and responsibilities of Mr. Brondeau as CEO and Mr. Douglas as President and COO, there were no changes to their annual incentive target percentages. In connection with his transition to Executive Chairman on June 1, 2020, Mr. Brondeau ceased to be eligible for an annual incentive, but he remained eligible in 2020 for a pro-rated annual incentive in respect of his service as CEO during the first five months of the year. From and after June 1, 2020, Mr. Douglas’s annual incentive opportunity was increased to 110% from 80% in connection with his promotion to CEO, but pro-rated for 2020 for his time in each role. The target percentages for Messrs. Reilly and Sandifer were increased to 65% from 60%, and to 80% from 70%, respectively, to bring them closer to the market median.

The Compensation Committee defined a payout curve which sets out the amount to be paid depending on actual performance. In order to motivate performance and underscore the centrality of achieving target, the Compensation Committee set the payout for achieving the threshold level of performance at 0%, with the payout increasing in a straight-line manner from 0% for threshold performance to 100% of the target opportunity for achieving target performance. The need to exceed approximately 88% of target as a critical threshold – below which the NEO earns no incentive – is explained in greater detail below. Similarly, the payout for achieving between target and maximum performance ranges from 100% of the target opportunity to 200% of the target opportunity, also with the payout increasing in a straight-line manner.

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	2020 Target Level Opportunity (as % of Applicable Base Salary)
Mark Douglas†	80/110%	(1)
Pierre Brondeau††	120/0%	(2)
Andrew Sandifer	80%
Michael Reilly	65%
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effect June 1, 2020.
(1)	The target opportunity for Mr. Douglas was 80% of base salary for the period from January 1 until his promotion to CEO on June 1, and 110% of base salary for the period from June 1 until December 31, with the actual payout pro-rated for the time in each role.
(2)	The target opportunity for Mr. Brondeau was 120% of base salary for the period from January 1 until his transition to Executive Chairman on June 1, and he was not eligible for the annual incentive plan thereafter, with the actual payout pro-rated to reflect the time he served as CEO during the year.

Step 2. Performance Measures

To determine payouts earned, the annual incentive plan has two categories of performance measures: a Company Measure and Individual Measures.

Company Measure; Modifier

The Company Measure (“Business Performance Incentives,” or “BPI”), which represents 70% of the annual incentive opportunity, is:

Adjusted Earnings

The Compensation Committee determined to make Adjusted Earnings the Company-wide metric, in order to focus executive officers on what the Compensation Committee believes is the most critical strategic priority of profitability.

Adjusted Earnings is defined as net income (loss) attributable to FMC stockholders plus the sum of discontinued operations attributable to FMC Stockholders, net of income taxes and the after-tax effect of Corporate special charges (income) and Non-GAAP Tax adjustments.
Adjusted Earnings amounts in the annual incentive plan might differ from the amounts reported in our financial statements because the amounts shown for these performance measures have been adjusted to exclude gains or losses attributable to (i) certain extraordinary and/or non-recurring events (such as business acquisitions or dispositions or business restructuring charges), and (ii) certain other items not reflective of operating performance (such as the impact of changes in accounting principles). In 2020, however, these adjustments did not materially affect the amount of any NEO’s annual incentive award.

The Compensation Committee used Adjusted Earnings, a non-GAAP measure, as a performance metric in structuring our annual incentive program. We believe that this non-GAAP measure is helpful to management and investors as a measure of operating performance because it excludes various items that do not relate to or are not indicative of operating performance. Adjusted Earnings should not be considered as a substitute for net income (loss) or other measures of performance or liquidity reported in accordance with GAAP. For a reconciliation of Adjusted Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the section captioned “Results of Operations - 2020, 2019 and 2018 – Adjusted Earnings Reconciliation” on p. 27 of our Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021.

Free Cash Flow

The Compensation Committee also included a modifier in the design of the Annual Incentive. The Compensation Committee views the achievement of target performance with respect to free cash flow as critical, because the ability of the Company to generate cash is vital to funding operations and returning capital to shareholders, and it is something that is more directly within management’s control. In addition to serving as a part of the annual incentive for the NEOs, the annual incentive program for a larger group of our senior leaders used the same or similar metrics, so that the full management team is aligned. The Compensation Committee added this modifier in part to motivate all of the members of this larger group to achieve the Free Cash Flow goal, and believes it was effective in doing so. Because of how critical it is to achieve cash flow performance within the target range, the modifier only applies if cash flow is either above a maximum level or below a threshold level. If cash flow achievement is either higher than the maximum or lower than the threshold, then the Committee applies a performance modifier factor of +10% or -10%, respectively, to the Company’s Adjusted Earnings Company Measure Rating. The modifier does not apply when cash flow is at or above the threshold level but does not exceed the maximum amount.

Performance Goals

Target

The Compensation Committee obtains input from executive officers regarding the annual operating plan, expected financial results, and related risks. Based on this information, the Compensation Committee establishes the targets for the annual incentive plan. For each metric, the Committee sets appropriate threshold and maximum levels of performance designed to motivate achievement without incentivizing excessive risk-taking.

In setting the target for the Company Measure, the Compensation Committee set it at a level that it considered rigorous and challenging, which took into account the relevant risks and opportunities. The target was meaningfully (13%) above the prior year level. It then reviewed the relevant financial objectives set as a result of the detailed budgeting process, and assessed various factors related to the achievability of the budget target.

These factors include:

•	Risks associated with achieving specific actions which underpin the budget target, such as achieving manufacturing targets, launching new products, completing capital investments on-schedule, and obtaining cost savings;
•	The implied performance relative to peers;
•	The implied performance relative to prior years; and
•	Market conditions.

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Threshold; Maximum

Having set the targets, the Compensation Committee also set the threshold and maximum performance levels. For 2020, the Committee set the threshold level at a relatively high performance level that equates to approximately 88% of the target for Adjusted Earnings. The Committee set the maximum level at a performance level that equates to approximately 112% of target for Adjusted Earnings, a level that presented a significant challenge requiring exceptionally strong performance.

The Compensation Committee assesses performance achievement against the performance metrics and determines the rating on each one, and then, based on the weighting given to each metric, determines the weighted average of the results, which yields an overall BPI rating. The Company Measures (BPI) rating may range from 0 (at or below threshold) to 1.0 (target) to 2.0 (maximum).

	2020 Company Measures
Performance Metric	Below Threshold ($ in millions)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Results(1) ($ in millions)	% Achievement(1)(2)	Equivalent Company Measures (BPI) Rating
Adjusted Earnings(2)	Less than 719	719	821	923	809	99%	0.88
	Less than ~88%	~88%	100%	~112%
Payout Percentage	0%	0%	100%	200%
Cash Flow Modifier	Less than 475	475	Between 475 and 525	More than 525	544	10%	.09
BPI Rating Percentage	(10)%	0%	0%	10%
Final Company Measure (BPI) Rating							0.97

(1)	The amounts shown for the performance measure may differ from the amount reported in our financial statements because it has been adjusted to exclude gains or losses attributable to (i) certain extraordinary and/or non-recurring events (such as business acquisitions or dispositions or business restructuring charges), and (ii) certain other items not reflective of operating performance (such as the impact of changes in accounting principles). In 2020, however, these adjustments did not materially affect the amount of any NEO’s annual incentive award.
(2)	Adjusted Earnings: Payouts for performance are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., approximately 9.1% for each percentile change in performance between threshold and target and between target and maximum). No additional payout is made for Adjusted Earnings achievement in excess of $923 million.

Individual Measures

The Compensation Committee also considers Individual Measures (“Annual Performance Incentive,” or “API”), which represent 30% of the annual incentive target opportunity. The Individual Measures generally consist of non-financial objectives specific to each NEO, but may include financial measures at the discretion of the CEO. In early 2020, the Board met with Mr. Brondeau in his capacity as CEO, and Mr. Brondeau met with the NEOs to discuss the specific items, and expectations of achievement, constituting the Individual Measures portion of the annual incentive for such individual executive officer.

The CEO’s and the Executive Chairman’s 2020 Individual Measures and performance with respect thereto resulting in the API rating set forth in the table below include the following:

	Individual Measures	Performance
Mark Douglas†	• Safety: Total Recordable Injury Rate (“TRIR”) target of <0.1, driving to zero; Process safety — continue review of all plants and processes	• 2020 TRIR of 0.08; result is in top decile of the chemical industry • Implemented all process hazard assessments; no Category One process safety incidents
	• Business strategy: Launch venture fund and Precision Agriculture efforts; Reset Plant Health Strategy; Establish diamide defense process and obtain positive results	• FMC Ventures launched and four investments made during 2020; successful launch of Arc™ farm intelligence, with over $250 million of product sales covered in initial year; diamide defense fully on track
	• Transformation: successful implementation of new SAP system across the entire Company	• Full go-live of new SAP system across entire Company with no business interruption. Successful financial closes of Q4 and Full Year 2020
	• Human Capital: Diversity & Inclusion agenda – establish gender and US minority workforce increase goals; assess mission critical roles and develop succession plan for senior leadership	• Established and communicated significant new metrics for increased workforce representation of women globally and Black/African-Americans in US; new succession plan implemented included creation of new Chief Sustainability Officer role

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	Individual Measures	Performance
Pierre Brondeau††	• Safety: TRIR target of <0.1, driving to zero; process safety focus despite pandemic	• Company entered 2020 with very strong performance building on strong 2019; injury rates were top decile industry performance; process safety focus remained a priority despite the difficult pandemic situation
	• Organization – Support smooth and successful CEO transition	• New organization was put in place and ready for the transition to Mark Douglas as CEO; no momentum loss internally or with customers, and investors recognized the transition as one of the most seamless they had witnessed
	• Transformation – Successful SAP system implementation	• Leadership of the SAP implementation was successfully transferred to CFO; implementation continued very smoothly, and all phases of system go-live went well and met all expectations
	• Performance – successful performance in CEO role	• Finished CEO role with strong Q1 results above guidance and consensus; fully transitioned the leadership of the Company to Mark Douglas well in advance of June 1 – transition went very smoothly

In addition, Mr. Brondeau as CEO established 2020 Individual Measures unique to each officer who serves on the Company’s Operating Committee, including those NEOs set forth below, which is set forth together with their performance against such measures:

	Individual Measures	Performance
Andrew Sandifer	• Safety: Demonstrate leadership, particularly safety around alternative work arrangements	• Demonstrated safety in Finance organization, which had no recordables; continued focus on education, engagement, and role modeling
	• Transformation: successful implementation of new SAP system across entire organization	• Phased system launches including final go-live in November all executed successfully without material business interruption; accelerated delivery of substantial synergies into 2020
	• Organization: realign Finance organization leadership talent and roles to enhance Financial Planning & Analysis capabilities	• Redesigned roles and successfully transitioned key talent into new organization alignment; reorganization executed despite pandemic challenges
	• Human Capital: Develop Finance team leadership, particularly with a focus on developing senior female Finance leaders	• Promoted female talent to Finance leadership team; actively developing a strong cohort of next tier female Finance leaders as strong potential successor candidates for incumbents

	Individual Measures	Performance
Michael Reilly	• Strategy: Lead legal strategy and develop team for diamide growth and defense	• Established and led multifaceted team to support diamide strategy (legal enforcement; regulatory advocacy and commercial growth) – successful results in multiple legal cases in Asia and Latin America
	• Sustainability: partner with Sustainability and Investor Relations teams to enhance communications and external understanding of Company’s sustainability efforts	• Partnered on successful shareholder outreach efforts on ESG topics; identified issues which lead to external perceptions and worked with other functions to develop response plan
• Compliance generally: Lead overall compliance efforts in the Company, using effective risk assessment and deployment of resources

•  Despite pandemic, compliance processes stayed on track; Ethics & Compliance ambassador network grew to over 130 people globally, smooth implementation of new transaction screening tools in new SAP system, law department provided over 100 separate live training sessions on legal and compliance topics

	• Transformation: new SAP system launched without material business disruption	• Led team to implement new trade compliance tools into new system; smooth migration of over 14,000 Law Department vendors into new system
	• Organization: Manage Law Department effectively including alignment with corporate Diversity & Inclusion goals	• Successfully negotiated significant improvements to external legal costs (fees and payment terms); actively supported and led Diversity & Inclusion efforts, including work as executive sponsor of an employee resource group
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

For Individual Measures, the Compensation Committee assesses performance achievement against goals and determines the individual performance rating on each individual objective, and then, based on the weighting given to each goal, determines the weighted average of the results, which yields an overall individual rating. The Individual Measures rating may range from 0 to 2.0. The Compensation Committee determined that for 2020, Mr. Douglas received a 1.6 rating, Mr. Brondeau received a 1.8 rating, Mr. Sandifer received a 1.65 rating, and Mr. Reilly received a 1.25 rating.

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Step 3. Payout Calculation

Finally, the Compensation Committee takes 70% of the target cash incentive opportunity of each executive officer for the Company Measures component and multiplies it by the applicable Company Measures rating for the applicable performance metric to determine the Company Measures amount to be paid. Similarly, the Compensation Committee takes 30% of the target cash incentive opportunity of each executive officer for the Individual Measures component and multiplies it by the applicable Individual Measures rating to determine the Individual Measures amount to be paid.

The Compensation Committee then adds the amounts for the Company Measures component and the Individual Measures components to determine the total 2020 annual incentive payout for each NEO. The Compensation Committee then presents the determination of incentive payout amounts to the Board for its review and approval.

NEO	Target Incentive		Company Measures (BPI): 70% of Target Incentive	Company Measures Rating	Company Measures Incentive Payout Amount	Individual Measures (API) 30% of Target	Individual Measures (API) Rating	Individual Measures Incentive Payout Amount	Total 2020 Incentive Payout Amount
Mark Douglas†	$928,750	(1)	$650,125	0.97	$630,621	$278,625	1.6	$445,800	$1,076,421
Pierre Brondeau††	$618,000	(2)	$432,600	0.97	$419,622	$185,400	1.8	$333,720	$753,342
Andrew Sandifer	$432,800		$302,960	0.97	$293,871	$129,840	1.65	$214,236	$508,107
Michael Reilly	$307,450		$215,215	0.97	$208,759	$92,235	1.25	$115,294	$324,053
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.
(1)	The target opportunity for Mr. Douglas was 80% of base salary for the period from January 1 until his promotion to CEO on June 1, and 110% of base salary for the period from June 1 until December 31, with the actual payout pro-rated for the time in each role.
(2)	The target opportunity for Mr. Brondeau was 120% of base salary for the period from January 1 until his transition to Executive Chairman on June 1, and he was not eligible for the annual incentive plan thereafter, with the actual payout pro-rated to reflect the time he served as CEO during the year.

Sustainability-Related Individual Measures for 2021

The Company has had a longstanding practice of including in the Individual Measures of the CEO and other NEOs various objectives that align with various aspects of our Sustainability objectives. This practice will continue. We recognize the growing interest of stockholders in understanding the Company’s current commitment to its Sustainability goals and how management is being incentivized to address such goals. We provide the following information regarding 2021 API goals relating to Sustainability which the Compensation Committee has established for the NEOs. We are not publicly disclosing our specific business performance-related Individual Measures at this time because of the potential for competitive harm from such disclosure.

NEO	2021 API Sustainability Goals
Mark Douglas

•  Drive Total Recordable Injury Rate (“TRIR”) to <0.05; address process safety priorities

•  Drive global female representation in the workforce to 33% in 2021

•  Drive U.S. Black/African American representation in the workforce to 10% in 2021

•  Implement post-COVID flexible work policy

Andrew Sandifer

•  Support delivery of <0.05 TRIR; reinforce office safety procedures as staff return to office

•  Support delivery of the Company’s goal to increase global female and U.S. Black/ African American representation in the workforce to 33% and 10%, respectively, by requiring a diverse interview slate for all roles, formalizing development plans for senior female leaders and engaging additional sources for Black/African American recruiting in the U.S.

Michael Reilly

•  Demonstrate leadership in support of driving TRIR to <0.05

•  Support the Company’s goal to increase global female and U.S. Black/African American representation in the workforce to 33% and 10%, respectively, through leading Law Department staff recruiting and retention, and by supporting other business and functional groups through communication, training and mentoring

Performance against all Individual Measure goals will be reported in next year’s proxy.

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Long-Term Incentives

The third and largest main component of the executive compensation program is long-term equity incentives. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders.

In 2020, long-term incentives were granted to executives via three different vehicles: performance-based restricted stock unit awards, stock options and time-based restricted stock unit awards.

The Compensation Committee believes that LTI awards should compensate NEOs, in a meaningful way, for delivering sustainable long-term value to stockholders. LTI awards for the NEOs, except for the CEO and the Executive Chairman, are recommended by the CEO and approved by the Compensation Committee. The LTI awards for the CEO and the Executive Chairman are recommended by the Compensation Committee and approved by the full Board of Directors. All LTI awards are approved during the February meetings of the Compensation Committee and the Board.

Generally, LTIs vest based on the NEO’s continued service over a three-year period, except that NEOs vest sooner in certain retirement-eligible situations. Unvested LTIs are generally forfeited upon a cessation of service, but in certain scenarios, awards may vest upon or following a termination, as further described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

2020 LTI Vehicle Mix

Equity Vehicle	2020 Allocation	Performance Metric; How Payouts Are Determined	Performance Period; Vesting Period	Rationale for Use
Performance-Based Restricted Stock Units (PRSUs)	50% (CEO; Executive Chairman) 40% (NEOs)	• 70%: Relative TSR	• 25% three-year period, • 25% each individual 1-year period	• Links with stockholder value creation • Aligns with stockholders • Filters out macroeconomic and other factors not within management’s control
		• 30%: three-year cumulative operating cash flow	• Three-year period	• Aligns with operational focus on returning cash to stockholders • Aligns with role of cash flow as a key driver of long- term value • Gives management more direct control over outcome
Stock Options	30%	• Share price appreciation	• Three-year cliff vesting • Exercise price: closing price on grant date • 10-year term	• Prioritizes increasing stockholder value • Promotes long-term focus
Time-Based Restricted Stock Units (RSUs)	20% (CEO; Executive Chairman) 30% (NEOs)	• Value of stock	• Three-year cliff vesting	• Aligns with stockholders • Promotes retention and reinforces ownership culture • Provides value even during stock price or market underperformance

The target values for the annual LTI awards granted in February of 2020 were as follows:

NEO	PRSUs ($)	Options ($)	RSUs ($)	Total ($)
Mark Douglas†	1,833,350	1,100,010	733,340	3,666,700
Pierre Brondeau††	1,333,350	800,010	533,340	2,666,700
Andrew Sandifer	414,800	311,100	311,100	1,037,000
Michael Reilly	204,400	153,300	153,300	511,000
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

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Performance-Based Restricted Stock Unit Awards

Performance-based awards are granted in the form of performance-based restricted stock units. The Compensation Committee believes that having share-based performance awards closely aligns pay with performance in the interests of the stockholders.

The number of performance-based restricted stock units earned is based on our achievement against two performance metrics, Relative TSR and three-year cumulative operating cash flow. The Committee utilized these two in order to focus executive officers on the critical strategic priorities of generating superior stockholder returns and generating long-term cash flow. Relative TSR represents 70% of overall performance, and three-year cumulative operating cash flow represents 30%. The Committee considers both metrics as building blocks to achieve our key strategic goals.

Relative TSR

The Compensation Committee has selected relative TSR because it ties executive officer compensation to the creation of stockholder value and aligns the interests of executive officers with those of our stockholders.

By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles.

With respect to the relative TSR portion, following the same approach as last year and in an effort to maintain a consistent and robust peer group of relevant performance peers, the 2020-2022 peer group reflects all companies included in the S&P 1500 Composite Chemical Index plus select additional chemical company peers, including companies not included in the index but a part of the compensation peer group, as described above. The 2020-2022 peer group differs from the 2019-2021 peer group due to changes in the companies included in the S&P 1500 Composite Chemical Index and a change in the companies included in the FMC compensation peer group, as described above.

AdvanSix Inc.	Innospec Inc.
Air Products and Chemicals, Inc.	International Flavors & Fragrances, Inc.
Akzo Nobel N.V.	Koppers Holdings, Inc.
Albemarle Corporation	Kraton Corporation
American Vanguard Corporation	Linde plc
Ashland Global Holdings Inc.	Livent Corporation
Axalta Coatings Systems Ltd.	LSB Industries, Inc.
Balchem Corporation	LyondellBasell Industries N.V.
BASF SE	Minerals Technologies, Inc.
Cabot Corporation	The Mosaic Company
Celanese Corporation	NewMarket Corporation
CF Industries Holdings, Inc.	Olin Corporation
The Chemours Company	PolyOne Corporation
Dow Inc.	PPG Industries, Inc.
DuPont de Nemours, Inc.	Quaker Chemical Company
Eastman Chemical Company	Rayonier Advanced Materials, Inc.
Ecolab, Inc.	RPM International, Inc.
Ferro Corporation	The Scotts Miracle-Gro Company
GCP Applied Technologies Inc.	Sensient Technologies Corporation
H. B. Fuller Company	The Sherwin-Williams Company
FutureFuel Corp.	Stepan Company
W. R. Grace & Co.	Tredegar Corporation
Hawkins, Inc.	Trinseo S.A.
Huntsman Corporation	Valhi, Inc.
Ingevity Corporation	Valvoline
Ingredion Incorporated	Westlake Chemical Corporation

In 2020, the Compensation Committee again selected relative TSR to incent management to achieve long-term stockholder returns and to reflect relative performance, not merely broad stock market moves. This metric also directly aligns management with stockholder interests. Relative TSR performance is calculated as four point-to-point measurements from 2020 to 2022. TSR performance is calculated for each of the three calendar years, as well as for the three-year period as a whole. Each of these four measurement periods carries a weight of 25% in calculating the final number of shares due. When the performance measure has been met for a particular calendar year during the three-year period of the award, that portion of units is “banked”, but is not considered “earned” and shares will not be delivered unless and until the executive remains in service for the three-year performance period (except in certain circumstances as described below under the heading entitled “Potential Payments Upon Termination or Change in Control”) and the performance is approved by the Compensation Committee. In addition, if cash dividends were paid to the Company’s stockholders during the applicable measurement period, dividend equivalent units are credited with respect to the banked units and are delivered to the executive if and when the banked units are delivered.

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Any value earned by executives for these awards is based on the Company achieving a relative performance measure of TSR at or above the 35th percentile (the threshold), and units will be banked as set forth in the table below.

Level	Percentile Ranking of Company’s Total Stockholder Return Versus Peer Group Total Stockholder Return	Percentage of the Target Units Banked
Below Threshold	Below the 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	80th Percentile or higher	200%

If the cumulative three-year TSR performance for the period is negative, that portion (25%) of the payout is capped at 100% (target). For example, in the event of a broad and protracted market downturn, if the Company’s cumulative three-year TSR performance is negative, but still superior to most of the peer group, the payout for the three-year measurement period will be limited to target (even though performance in that scenario would have exceeded target). The Compensation Committee believes it is appropriate to limit the payout in such circumstances, notwithstanding relative outperformance.

The Compensation Committee believes that the increasing cyclicality of the Company’s business, particularly because, following the separation of its Lithium business in 2019, it is now a 100% agricultural sciences company, and the difficulty of finding peers with the same type of industry exposure, necessitate both a payment for performance beginning at the 35% TSR percentile, and a system for banking payouts based in part on one year periods.

Cumulative Three-Year Operating Cash Flow

Beginning in 2019, the Compensation Committee added Three-Year Cumulative Operating Cash Flow as a performance metric, representing 30% of the performance-based RSUs. This metric was added because it is highly aligned with our strategy for creating stockholder value, including our operational focus on returning cash to stockholders, it is something over which management has substantial control, and it unites management toward a common goal.

Operating Cash Flow is calculated as Adjusted EBITDA plus or minus the change in working capital, with Adjusted EBITDA defined as net income (loss) before corporate special charges (income); discontinued operations, net of income taxes; interest expense, net; depreciation and amortization; and the provision (benefit) for income taxes. Three-Year Operating Cash Flow will be the sum of Operating Cash Flow of each individual year in the three-year period. The performance period runs from January 1, 2020 through December 31, 2022.

We believe that Three-Year Cumulative Operating Cash Flow, a non-GAAP measure, is helpful to management and investors as a measure of operating performance because it excludes various items that do not relate to or are not indicative of operating performance. Operating Cash Flow should not be considered as a substitute for cash flows from continuing operations or other measures of performance or liquidity reported in accordance with GAAP. For the definitions of Operating Cash Flow and Adjusted EBITDA and a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the sections captioned “Results of Operations - 2020, 2019 and 2018” on p. 26 and “Liquidity and Capital Resources – Statement of Cash Flows” on p. 35, in each case of our Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021.

We do not publicly disclose our specific performance measure targets and the corresponding minimums and maximums before the conclusion of the three-year performance period, because of the potential for competitive harm from such disclosure. This measure is competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The Compensation Committee believes that it has set the performance goal at a rigorous and challenging level so as to require significant effort and achievement by our executive officers to be attained, and that such goal has been established in light of the macroeconomic and industry environments, as well as our internal forecast. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.

The Compensation Committee granted the following number of performance-based restricted stock units to the NEOs in early 2020:

NEO	PRSUs (#)
Mark Douglas†	18,275
Pierre Brondeau††	13,291
Andrew Sandifer	4,136
Michael Reilly	2,040
†	Mr. D’ouglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

Performance Periods Completed as of 2020 Year End

Below are the performance results for performance-based RSU performance periods that closed on or before December 31, 2020. Because of changes beginning in 2017 regarding the calculation methodology relating to the reinvestment of dividends and changes in the peer groups used for different grants, outcomes for the same year (i.e. the 2020 performance period) differ slightly under the various grants.

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2018-2020 Performance-Based RSU Awards

For the 2018-2020 performance periods, the Company’s relative TSR performance was as follows, resulting in a payout at 168% of target:

	TSR	Peer Group†	Target			TSR
Measurement Periods	Performance	Percentile	0.0	1.0	2.0	Rating
2018-2020 Grant Year 1 (2018 TSR)	(24.14)%	51%	35%	50%	80%	1.03
2018-2020 Grant Year 2 (2019 TSR)	49.59%	88.6%	35%	50%	80%	2.00
2018-2020 Grant Year 3 (2020 TSR)	16.00%	70.8%	35%	50%	80%	1.69
3 Year TSR 2018-2020	33.79%	81.3%	35%	50%	80%	2.00
Total						1.68
†	As described above, peer group composition varies by grant year.

2019-2021 Performance-Based RSU Awards

For the performance periods of 2019 and 2020, the Company’s relative TSR performance was as follows:

	TSR	Peer Group†	Target
Measurement Periods	Performance	Percentile	0.0	1.0	2.0	TSR Rating
2019-2021 Grant Year 1 (2019 TSR)	49.59%	89.6%	35%	50%	80%	2.0
2019-2021 Grant Year 2 (2020 TSR)	16.00%	68.1%	35%	50%	80%	1.60
†	As described above, peer group composition varies by grant year.

2020-2022 Performance-Based RSU Awards

For the 2020 performance period, the Company’s relative TSR performance was as follows:

	TSR	Peer Group†	Target
Measurement Periods	Performance	Percentile	0.0	1.0	2.0	TSR Rating
2020-2022 Grant Year 1 (2020 TSR)	16.00%	66.0%	35%	50%	80%	1.53
†	As described above, peer group composition varies by grant year.

As described above, beginning in 2019, the Compensation Committee added Three-Year Cumulative Operating Cash Flow as a performance metric, representing the other 30% of the total calculation for performance-based RSUs. Because this metric is measured cumulatively following the three-year performance period, our performance relative to the target for this metric, and the number of PRSUs earned, will be reported following the end of the 2019-2021 performance period.

Stock Option Awards and Time-Based Restricted Stock Unit Awards

In addition to motivating performance through the performance-based restricted stock units, the Committee structured the balance of the equity vehicles and the relative weight assigned to each type to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through time-based restricted stock units, which are complementary because they have upside potential but deliver some value even if the stock price does not go up, while also reinforcing an ownership culture and commitment to us.

Stock options cliff-vest after three years, which reinforces the creation of sustainable long-term stockholder value and promotes retention.

In determining the number of options required to meet the compensation level approved for an NEO, the Company divides that portion of the Compensation Committee-approved LTI award value related to stock options by the fair value of the option based on a Black-Scholes pricing model calculation using a 30-day average stock price for the period immediately preceding the February meeting of the Compensation Committee.

The exercise price of all stock option awards to NEOs is equal to the closing price of the Company’s stock on the date of the grant.

Time-based restricted stock units also cliff-vest after three years.

In determining the amount of restricted stock units required to meet the compensation level approved for an NEO, the Company divides that portion of the LTI award value related to restricted stock units for that year by a 30-day average stock price for the period immediately preceding the February meeting of the Compensation Committee. During the vesting period, if cash dividends are paid to the Company’s stockholders, the NEO will generally receive a special cash payment equal to the amount he or she would have received had he or she been the record holder of the shares underlying the RSUs when the dividend was declared and paid.

Generally, once the vesting condition is satisfied, the shares, less any shares used to satisfy statutory tax withholding obligations, are issued to the NEO.

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Additional Compensation Policies and Practices

Executive Stock Ownership Policy

The Company has established guidelines setting expectations for the ownership of Common Stock by executive officers. The ownership targets are as follows:

Position	Required Salary Multiple
Chief Executive Officer/Executive Chairman	6x base salary
Chief Financial Officer	3x base salary
All other NEOs	2x base salary

These ownership guidelines are reviewed against our peer company practices and, if necessary, adjusted every other year in conjunction with the formal market study of executive compensation. NEOs have a period of up to five years from the date of their appointment to meet the guidelines. In addition, the Company does not permit the sale of shares acquired upon the exercise of options or upon the vesting of time-based or performance-based restricted stock unit awards in an amount greater than 50% of the grant if the ownership targets have not been met.

All NEOs are in compliance with the Executive Stock Ownership Policy.

Anti-Hedging and Anti-Pledging Policies

The Company considers it inappropriate for directors and officers to engage in certain transactions related to the securities of the Company which could result in their interests no longer being aligned with the interests of other stockholders of the Company. Therefore, its securities trading policy and Anti-Hedging Policy restrict these persons from hedging and pledging the Company’s Common Stock.

The restrictions apply to all of the Company’s directors and executive officers and to immediate family members residing in their households (the “insiders”), to trusts maintained for the principal benefit of an insider, and to other entities (such as partnerships or corporations) which are effectively controlled by an insider.

Hedging

Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, allow an investor to lock in much of the value of the investor’s stock holdings and provide protection from decreases in the value of the stock and also limit or eliminate the investor’s ability to profit from an increase in the value of the stock. These transactions can therefore cause an investor’s interests to be misaligned with other stockholders of the Company. Accordingly, the Company prohibits insiders from engaging in any hedging transactions, including short sales and monetization transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives, that are designed to hedge or speculate on any change in the market value of Common Stock. The Company further prohibits any transaction that would directly or indirectly reduce the risk of holding Common Stock.

Pledging

The Company prohibits insiders from pledging or creating a security interest in the Common Stock, including by purchasing Common Stock on margin or holding Common Stock in a margin account.

Clawback Policy

The Company has adopted a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements. If an accounting restatement is required because of material non-compliance with any financial reporting requirement, all incentive compensation paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to the Company. Alternatively, the Company is authorized to offset the forfeitable amount from compensation owed currently or in the future to such executive officer. The Compensation Committee is authorized to interpret this policy and make all determinations necessary for the policy’s operation.

Risk Assessment

The Compensation Committee has determined, based in part on an assessment of the Company’s executive compensation programs by its consultant, that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

Tax Deductibility of Executive Compensation

Generally, a public company cannot deduct compensation in excess of $1 million paid in any year to a Company’s chief executive officer, chief financial officer and the three other most highly compensated officers. Traditionally, certain “qualified performance-based compensation” was not subject to this $1 million limitation. 2017 tax reform, however, eliminated the “qualified performance-based compensation” exemption. Nevertheless, our Compensation Committee continues to view pay for performance as an important part of our executive compensation policy. The Compensation Committee, after considering the potential impact of the application of this Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.

Potential Benefits Related to Change in Control or NEO Termination

The Compensation Committee believes that the long-term interests of stockholders are best served by providing reasonable income protection for NEOs to address potential change in control situations in which

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they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. The Company has entered into an executive severance agreement with each NEO that provides certain financial benefits in the event of a change in control; however, as described in the section entitled “Potential Payments Upon Termination or Change in Control” below, in connection with his transition to Executive Chairman of the Company, Mr. Brondeau is no longer entitled to these benefits. These are “double trigger” arrangements –i.e., severance benefits under these arrangements are only triggered by a qualifying event (see section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”) that also results in the executive’s termination of employment under certain specified circumstances within 24 months following the event. Likewise, unless the Board decides otherwise, upon a change in control, the vesting of otherwise unvested LTI awards will accelerate only upon the occurrence of a termination of employment in connection with the change in control. The Compensation Committee also determined that, beginning in 2010, the Company would not enter into any agreements to pay an additional cash amount to cover any excise or similar tax under Section 4999 of the IRC (a “gross-up”) in respect of any of the benefits subject to such excise taxes for any individual newly eligible for a change-in-control agreement. None of the NEOs have an entitlement to a gross-up. In addition, the Compensation Committee has approved benefit guidelines applicable to the NEOs in the event of the termination of their employment unrelated to a change in control, which are intended to provide reasonable transition assistance. The details of all of the above-described benefits are set forth in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control”.

Pension Benefits

Only Mr. Reilly is eligible for retirement benefits under (i) a qualified defined benefit plan (the “Qualified Plan”) available on a non-discriminatory basis to all employees hired before July 2007 who meet the service criteria; and (ii) a nonqualified defined benefit plan (the “Nonqualified Plan”), which is designed to restore the benefits that would have been earned under the Qualified Plan, absent the limits placed by the Internal Revenue Code. The details of these defined benefit plans are set forth in the 2020 Pension Benefits Table and the narrative that follows it.

Compensation and Organization Committee Report

This Compensation and Organization Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation and Organization Committee:

C. Scott Greer, Chairman

K’Lynne Johnson

Dirk A. Kempthorne

Paul J. Norris

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE 2020

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1)(2) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change In Pension Value(4) ($) (h)	All Other Compensation(5) ($) (i)	Total ($) (j)
MARK DOUGLAS†	2020	931,250	—	2,681,040	966,971	1,076,421	N/A	249,784	5,905,466
President and	2019	765,000	—	243,245	521,814	1,168,920	N/A	215,182	3,914,161
Chief Executive Officer	2018	705,023	—	665,618	279,950	1,019,400	N/A	174,672	2,844,663
PIERRE BRONDEAU††	2020	865,000	—	1,949,840	703,270	753,342	N/A	525,357	4,796,809
Executive Chairman	2019	1,227,000	—	4,805,783	1,956,818	2,966,400	N/A	580,551	11,536,552
	2018	1,200,000	—	3,934,414	1,595,764	2,707,200	N/A	557,174	9,994,552
ANDREW SANDIFER	2020	534,500	—	740,404	273,476	508,107	N/A	105,647	2,162,134
Executive Vice President	2019	511,250	—	774,396	327,841	666,925	N/A	91,174	2,371,586
and Chief Financial Officer	2018	438,555	—	151,726	74,581	443,773	N/A	67,224	1,175,859
MICHAEL REILLY	2020	467,250	—	365,041	134,761	324,053	882,582	39,895	2,213,582
Executive Vice President,	2019	423,200	—	370,897	157,567	438,780	817,540	32,971	2,240,955
General Counsel, Chief Compliance Officer and Secretary	2018	—	—	—	—	—	—	—	—

(1)	The amounts in these columns reflect the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 16 to the Consolidated Financial Statements contained in the Company’s report on Form 10-K for the year ended December 31, 2020 for the assumptions used in the valuations that appear in these columns with respect to awards denominated in FMC stock. The awards in column (e) are comprised of restricted stock units and performance-based restricted stock units.
(2)

For 2020, the amounts listed in this column include the following grants denominated in FMC common stock: (i) performance-based restricted stock unit grants for Mr. Douglas, 18,275 units; for Mr. Brondeau, 13,291 units; for Mr. Sandifer, 4,136 units; and for Mr. Reilly, 2,040 units; and (ii) annual restricted stock unit grants, for Mr. Douglas, 7,310 units; for Mr. Brondeau, 5,316 units; for Mr. Sandifer, 3,101 units; and for Mr. Reilly, 1,528 units.Per SEC rules, the values of PRSUs are reported in this column based on their probable (target) outcomes at the grant date. However, the terms of the PRSUs permit additional shares to be earned based on above-target performance. In each case, the maximum numbers of shares that may be earned is equal to twice the target amount. The grant date value of the maximum number of shares that may be earned under the PRSUs was $4,011,776 for Mr. Douglas, $2,917,708 for Mr. Brondeau, $907,991 for Mr. Sandifer, and $447,829 for Mr. Reilly.

(3)	For 2020, amounts listed in this column were amounts paid with respect to the Annual Incentive for 2020.
(4)	For 2020, the amounts listed in this column are attributable to changes in the pension values under the Company’s qualified and nonqualified defined benefit plans. Details of these defined benefit plans are set forth in the Pension Benefits Table 2020 and the narrative that follows.
(5)	For 2020, the amounts stated in this column include: (i) with respect to the employer matching contribution to the FMC Corporation Savings and Investment Plan, for Messrs. Douglas, Brondeau, Sandifer, and Reilly, $11,400; (ii) with respect to the employer matching contribution to the FMC Corporation Non-Qualified Savings and Investment Plan, for Mr. Douglas, $75,157; for Mr. Brondeau, $145,976; for Mr. Sandifer, $19,835; and for Mr. Reilly, $16,740; (iii) with respect to employer core contributions to the Qualified and Nonqualified Savings and Investment Plans, for Mr. Douglas, $14,250 for the Qualified Plan and $90,759 for the Nonqualified Plan; for Mr. Brondeau, $14,250 for the Qualified Plan and $177,320 for the Nonqualified Plan; and for Mr. Sandifer, $14,250 for the Qualified Plan and $45,821 for the Nonqualified Plan; and (iv) dividend equivalent units granted in connection with banked PRSUs, for Mr. Douglas, $24,198, for Mr. Brondeau, $175,946, for Mr. Sandifer, $7,481, and for Mr. Reilly, $4,895. The amounts in this column also include the aggregate incremental costs for the following: for Mr. Douglas, financial planning, club memberships and reserved parking; for Mr. Brondeau, reserved parking; for Mr. Sandifer, financial planning and reserved parking; and for Mr. Reilly, financial planning and reserved parking. The aggregate incremental cost for each of the foregoing perquisites and personal benefits that was quantified was calculated based on the amount the Company or its affiliate paid for such benefit times the percentage of personal use not reimbursed to the Company or its affiliate.
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

The Summary Compensation Table lists all 2018, 2019 and 2020 compensation, as defined by the rules of the SEC, for the Chief Executive Officer during any part of 2020, the Chief Financial Officer, and each of the Company’s other executive officers that served as of the end of the fiscal year. The base salary, Annual Incentives and Long-Term Incentives (consisting of stock options, restricted stock units and performance-based restricted stock units), paid or awarded to these officers were determined by the Compensation Committee, as also described in the Compensation Discussion and Analysis. The material terms of the Annual Incentive and Long-Term Incentive awards are also described under “Components of Executive Compensation” under the Compensation and Discussion Analysis. The material terms of the qualified and nonqualified defined benefit plans, which are the basis for the accruals reported in Column (h) of the Summary Compensation Table above, are described in the narrative to the Pension Benefits Table.

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GRANTS OF PLAN-BASED AWARDS TABLE 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards Number of Shares of Stock or Units(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Number of Shares of Stock or Units (#) (i)	Number of Securities Underlying Options (#) (j)	or Base Price of Option Awards ($/sh) (k)	Value of Stock and Option Awards ($) (l)
Mark Douglas†	N/A		0	928,750	1,857,500
	2/27/2020	(3)				6,396	12,792	25,584				1,499,478
	2/27/2020	(4)				1,371	5,483	10,966				506,410
	2/27/2020								7,310			675,152
	2/27/2020									47,681	92.36	966,971
Pierre Brondeau††	N/A		0	618,000	1,236,000
	2/27/2020	(3)				4,652	9,304	18,608				1,090,615
	2/27/2020	(4)				997	3,987	7,974				368,239
	2/27/2020								5,316			490,986
	2/27/2020									34,678	92.36	703,270
Andrew Sandifer	N/A		0	432,800	865,600
	2/27/2020	(3)				1,448	2,896	5,792				339,469
	2/27/2020	(4)				310	1,240	2,480				114,526
	2/27/2020								3,101			286,408
	2/27/2020									13,485	92.36	273,476
Michael Reilly	N/A		0	307,450	614,900
	2/27/2020	(3)				714	1,428	2,856				167,390
	2/27/2020	(4)				153	612	1,224				56,524
	2/27/2020								1,528			141,126
	2/27/2020									6,645	92.36	134,761

(1)	The actual amount of the Annual Incentive paid to the NEO with respect to 2020 is stated in Column (g) of the Summary Compensation Table. The threshold, target and maximum performance signify performance that will yield a BPI rating of 0, 1.0 and 2.0, respectively. In order for any payout to be earned, performance must exceed the threshold level. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and maximum achievement levels is determined using straight-line interpolation.
(2)	Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan. Each PRSU is equivalent to one share of our common stock.
(3)	The PRSUs reflected in this row are earned for achieving specified relative TSR percentile ranks during the three-year performance period beginning January 1, 2020 and ending December 31, 2022. See “Performance-Based Restricted Stock Unit Awards” under Compensation Discussion and Analysis, Long-Term Incentives for a discussion of the terms of these performance-based RSUs.
(4)	The PRSUs reflected in this row are earned for achieving specified three-year cumulative operating cash flow levels during the three-year performance period beginning January 1, 2020 and ending December 31, 2022. See “Cumulative Three-Year Operating Cash-Flow” under Compensation Discussion and Analysis, Long-Term Incentives for a discussion of the terms of these performance-based RSUs.
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

Each of the awards contained in the Grants of Plan-Based Awards Table above were granted under the FMC Incentive Compensation and Stock Plan, which is administered by the Compensation Committee. The FMC Incentive Compensation and Stock Plan provides for annual, as well as long-term incentive awards.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE 2020

In October 2018, the Company began the separation of its Lithium business with the initial public offering of approximately 16 percent of Livent shares (the “IPO”). FMC subsequently completed the separation with a distribution of its remaining stake in Livent (approximately 84 percent) to FMC stockholders on March 1, 2019 (the “Distribution”).

In connection with the Distribution, outstanding equity awards held by NEOs were adjusted, in each case in order to preserve the intrinsic value of the original awards. Specifically, outstanding RSUs and PRSUs that were granted before 2019 were converted, upon the Distribution, into awards denominated in both FMC and Livent stock. The Outstanding Equity Awards Table below reflects both the FMC component and the Livent component of awards that remained outstanding at fiscal year-end.

	Option Awards						Stock Awards
Name (a)		Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Mark	FMC	9,969			63.13	2/17/2024	3,237	(4)	372,028
Douglas†	FMC						6,540	(5)	751,642
	FMC						7,310	(6)	840,138
	FMC		12,585		73.78	2/15/2028	5,584	(7)	641,769	6,104	(8)	701,533
	FMC		27,964		75.69	2/20/2029	0		0	655	(9)	75,279
	FMC		47,681		92.36	2/27/2030	4,970	(10)	571,202	19,188	(11)	2,205,277
	FMC						0		0	1,371	(12)	157,569
	Livent						3,027	(4)	57,029
Pierre	FMC		71,739		73.78	2/15/2028
Brondeau††	FMC		104,867		75.69	2/20/2029
	FMC		34,678		92.36	2/27/2030	0		0	28,616	(8)	3,288,837
	FMC						0		0	3,066	(9)	352,375
	FMC						0		0	13,956	(11)	1,603,963
	FMC						0		0	997	(12)	114,585
Andrew	FMC	2,094			63.13	2/17/2024
Sandifer	FMC	2,857			54.89	2/27/2025	862	(4)	99,070
	FMC	5,625			49.89	2/27/2027	4,109	(5)	472,247
	FMC		3,352		73.78	2/15/2028	3,101	(6)	356,398
	FMC		17,569		75.69	2/20/2029	3,510	(7)	403,404	3,836	(8)	440,871
	FMC		13,485		92.36	2/27/2030	0		0	411	(9)	47,236
	FMC						1,131	(10)	129,986	4,344	(11)	499,256
	FMC						0		0	310	(12)	35,628
	Livent						806	(4)	15,185
Michael	FMC	2,747			51.48	2/18/2023
Reilly	FMC	2,168			63.13	2/17/2024	1,053	(13)	121,021
	FMC	2,958			54.89	2/27/2025	647	(4)	74,360
	FMC	8,502			32.36	2/25/2026	1,975	(5)	226,987
	FMC	4,219			49.89	2/27/2027	1,528	(6)	175,613
	FMC		2,514		73.78	2/15/2028	1,688	(7)	194,002	1,844	(8)	211,931
	FMC		8,444		75.69	2/20/2029	0		0	198	(9)	22,756
	FMC		6,645		92.36	2/27/2030	559	(10)	64,246	2,142	(11)	246,180
	FMC						0		0	153	(12)	17,584
	Livent						984	(13)	18,539
	Livent						605	(4)	11,398

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(1)	For the option awards with an expiration date of 2/15/2028, the vesting date is 2/15/2021; for the awards with an expiration date of 2/20/2029, the vesting date is 2/20/2022; and for the awards with an expiration date of 2/27/2030, the vesting date is 2/27/2023.
(2)	The stock award numbers shown in column (g) indicate the number of shares subject to outstanding awards that were subject to time-based vesting conditions as of fiscal year-end. In the case of PRSUs banked based on relative TSR measures, the amounts in this column reflect the number of shares banked based on actual performance outcomes and dividend equivalent units credited with respect to those banked units.
(3)	The stock award numbers shown in column (i) represent the portion(s) of PRSU awards that were subject to open performance periods at fiscal year end. The numbers are presented in the table in accordance with SEC rules, but actual performance outcomes for those awards will not be determined until the applicable performance periods are completed.
(4)	For all of these stock awards, the vesting date is 2/15/2021.
(5)	For all of these stock awards, the vesting date is 2/20/2022.
(6)	For all of these stock awards, the vesting date is 2/27/2023.
(7)	These units represent the portion of PRSUs granted in 2019 that were banked based on 2019 TSR performance, at 200% and 2020 TSR performance at 160%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares remain subject to time-based vesting based on continued service through 12/31/2021.
(8)	These units represent the portion of PRSUs granted in 2019 with a TSR metric, that remain subject to an open performance period. While no amount has yet been earned, they are shown here at 200% of target in accordance with SEC rules. If and to the extent earned, these units will be banked and remain subject to time-based vesting based on continued service through 12/31/2021.
(9)	These units represent the PRSUs granted in 2019 with an operating cash-flow measure that remain subject to an open performance period through 12/31/2021. While no amount has yet been earned, they are shown here at 25% of target (or, “threshold”) in accordance with SEC rules.
(10)	These units represent the portion of PRSUs granted in 2020 that were banked based on 2020 TSR performance, at 153%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares remain subject to time-based vesting based on continued service through 12/31/2022.
(11)	These units represent the portion of PRSUs granted in 2020 with a TSR metric, that remain subject to an open performance period. While no amount has yet been earned, they are shown here at 200% of target in accordance with SEC rules. If and to the extent earned, these units will be banked and remain subject to time-based vesting based on continued service through 12/31/2022.
(12)	These units represent the PRSUs granted in 2020 with an operating cash-flow measure that remain subject to an open performance period through 12/31/2022. While no amount has yet been earned, they are shown here at 25% of target (or, “threshold”) in accordance with SEC rules.
(13)	With respect to Mr. Reilly’s awards granted on 1/16/2018, the vesting date is 1/16/2021.
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

OPTION EXERCISES AND STOCK VESTED TABLE 2020

As described above, outstanding RSUs and PRSUs that were granted before 2019 were converted, upon the Distribution, into awards denominated in both FMC and Livent stock. The table below therefore reflects both the underlying FMC stock and Livent stock for those awards that vested during 2020.

		Option Awards		Stock Awards
Name (a)	Security (a)	Number of Shares Acquired On Exercise (#) (b)	Value Realized On Exercise ($) (c)	Number of Shares Acquired On Vesting (#) (d)		Value Realized On Vesting ($) (e)
Mark Douglas†	FMC	33,330	1,912,976	11,680		1,265,748
	Livent			6,795		128,018
Pierre Brondeau††	FMC	173,611	9,118,397	135,257	(1)	14,137,713
	Livent			59,919	(1)	1,010,477
Andrew Sandifer	FMC	2,652	146,709	2,812		299,334
	Livent			1,360		25,622
Michael Reilly	FMC	0	0.00	2,110		224,625
	Livent			1,018		19,179

(1)	Mr. Brondeau became retirement eligible on January 1, 2020. Therefore, all of his unvested RSUs and banked PRSUs became immediately vested on such date, in each case with shares subject to a delayed delivery. In addition, time-vested RSUs granted in 2020 were immediately vested upon grant, and any PRSUs banked in 2020 were considered immediately vested. Accordingly, included in this table for Mr. Brondeau are:

	•	2017 RSU Grant: 18,559 outstanding time-vested RSUs, with a value of $1,853,673 on January 1, 2020, which shares were delivered to Mr. Brondeau on February 27, 2020,
	•	2018 RSU Grant: 12,302 outstanding time-vested RSUs, with a value of $1,228,724 on January 1, 2020, which shares will be delivered to Mr. Brondeau in February of 2021,
	•	2019 RSU Grant: 16,351 outstanding time-vested RSUs, with a value of $1,633,138 on January 1, 2020, which shares will be delivered to Mr. Brondeau in February of 2022,
	•	2020 RSU Grant: 5,316 time-vested RSUs, with a value of $490,986 on February 27, 2020, which shares will be delivered to Mr. Brondeau in February of 2023,
	•	2018-2020 PRSU grant: 23,785 previously banked PRSUs, with a value of $2,375,646 on January 1, 2020 and 29,158 additional PRSUs earned effective December 31, 2020 with a value of $3,351,129, all of which shares were delivered to Mr. Brondeau in February of 2021,
	•	2019-2021 PRSU grant: 14,544 previously banked PRSUs, with a value of $1,452,655 on January 1, 2020, and 11,627 PRSUs banked effective December 31, 2020, with a value of $1,336,291, which shares will be delivered to Mr. Brondeau in February of 2022, and
	•	2020-2022 PRSU grant: 3,615 PRSUs banked effective December 31, 2020, with a value of $415,472, which shares will be delivered to Mr. Brondeau in February of 2023.
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

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PENSION BENEFITS TABLE 2020

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Mark Douglas†	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Pierre Brondeau††	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Andrew Sandifer	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Michael Reilly	Qualified Plan	18.8333	1,032,057	0
	Nonqualified Plan	18.8333	1,937,713	0

(1)	All credited years of service are the actual years of service under the relevant plan.
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

Pension Plans

The FMC Salaried and Nonunion Hourly Employees Retirement Plan (the “Qualified Plan”) is a non-contributory defined benefit plan that is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), as a tax-qualified plan. Messrs. Brondeau, Douglas and Sandifer were hired after July 1, 2007 when the Qualified Plan was closed to new employees, and accordingly these NEOs do not participate in the Qualified Plan, but do participate in defined contribution plans of the Company.

Under the Qualified Plan, an employee’s pension benefit is calculated based on credited company service and a final average year earnings (“FAYE”) formula, and the annual benefit payable is subject to a statutory cap of $230,000 for 2021 (“maximum benefit limitation” cap). FAYE is determined using earnings from the highest 60 consecutive months out of the last 120 calendar months that immediately precede the employee’s retirement date. Eligible compensation includes base salary (see Column (c) of the Summary Compensation Table), Annual Incentive pay (see Column (f) of the Summary Compensation Table) and certain other performance payments and is subject to a statutory cap of $290,000 for 2021 (“total earnings” cap). However, stock option gains, other equity awards and long-term performance-based cash are not included in eligible compensation.

Normal retirement age is 65. Benefits at normal retirement are calculated using the formula described below.

The retirement formula is 1.0% of FAYE up to the Social Security covered compensation base plus 1.5% of FAYE in excess of the Social Security covered compensation base times years of credited service (up to 35 years) plus 1.5% of FAYE times years of credited service in excess of 35. The actual benefit amount depends on the form of payment selected by the employee, i.e., individual life annuity, joint and survivor annuity or level income option. All benefits under the Qualified Plan are paid as an annuity. The amounts reflected for the Qualified Plan in the Pension Table are actuarial present values of the single life annuity that would be payable at age 62, which is the earliest age an NEO can retire without a benefit reduction. There is no Social Security offset.

Early retirement is defined as retirement from active service when an employee reaches age 55 with a minimum of ten years credited service. Employees who elect early retirement receive an actuarially reduced pension. This reduction is 4% per year for each year prior to age 62.

The maximum reduction is 28% (62-55 x .04) of the age 65 benefit calculation. The IRC limits the annual benefits that may be paid from a tax-qualified retirement plan and the compensation that may be taken into account in calculating those benefits, as noted above.

The Salaried Employees Equivalent Plan (the “Nonqualified Plan”) is a non-contributory retirement restoration plan that restores the benefits earned under the Qualified Plan formula described above.

This plan represents an unfunded liability and all amounts listed in the table above for this plan are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy. Messrs. Brondeau, Douglas and Sandifer are participants in defined contribution plans and are not eligible to participate in the Nonqualified Plan, as the plan does not cover employees who are not also covered by the Qualified Plan. These supplemental benefits are calculated using the same formula described above without regard to the IRC limits, less amounts payable under the Qualified Plan. The Nonqualified Plan amounts reflected in the Pension Benefits Table above are paid in a lump sum on the later of attainment of age 55 or six months following the employee’s retirement.

Actuarial assumptions used to determine the present value of the accumulated benefits under the Qualified Plan and Nonqualified Plan as of December 31, 2020 are as follows.

•	Sum of present value of qualified DB benefit accrued through December 31, 2020 plus present value of nonqualified DB benefit accrued through December 31, 2020
•	Present value of qualified plan benefit calculated as amount payable at first unreduced age using December 31, 2020 ASC 715 disclosure assumptions (2.49%, Pri-2012 with generational MP2020 projection) and reflecting discounting of present value back to December 31, 2020 using ASC 715 interest only (2.49%)
•	Present value of nonqualified plan benefit calculated as amount payable at first unreduced age using December 31, 2020 ASC 715 lump sum assumptions (1.60%, 417e2021) and reflecting discounting of present value back to December 31, 2020 using ASC 715 interest only (2.74%) for Mr. Reilly
•	Unreduced benefits are first available at age 62 for Mr. Reilly (assuming continued employment with FMC until that time).

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NONQUALIFIED DEFERRED COMPENSATION TABLE 2020

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY(2) ($) (c)		Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(3) ($) (f)
Mark Douglas†	105,009	165,915	(4)	467,889	—	3,029,031
Pierre Brondeau††	191,570	323,296	(5)	1,821,693	—	10,802,425
Andrew Sandifer	26,725	65,656	(6)	95,376	—	717,213
Michael Reilly	23,362	16,740		63,828	—	506,042

(1)	The amounts listed in this column are reported as compensation in the amounts stated in Column (c), Salary, of the Summary Compensation Table.
(2)	The amounts listed in this column are reported as compensation in the amounts stated in Column (i), All Other Compensation, of the Summary Compensation Table.
(3)	The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Douglas, $1,166,967; for Mr. Brondeau, $3,533,496; for Mr. Sandifer, $133,538; and for Mr. Reilly, $21,550, plus earnings on those amounts.
(4)	In addition to the Company’s matching contribution of $75,157, Mr. Douglas received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $285,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $90,759.
(5)	In addition to the Company’s matching contribution of $145,976, Mr. Brondeau received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $285,000 in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $177,320.
(6)	In addition to the employer matching contribution of $19,835, Mr. Sandifer received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $285,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $45,821.
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

The FMC Nonqualified Savings and Investment Plan (the “Nonqualified Savings Plan”) is a voluntary deferred compensation plan available to certain highly compensated employees, including all of the NEOs. The Nonqualified Savings Plan mirrors the FMC Corporation Savings and Investment Plan (the “Qualified Savings Plan”), which is a tax-qualified savings plan under Section 401(k) of the IRC.

Participants in the Qualified Savings Plan are subject to certain contribution and earnings limits set under Sections 402(g) and 401(a) (17) of the IRC. The Nonqualified Savings Plan is used to facilitate the continuation of contributions beyond the limits allowed under the Qualified Savings Plan. Employees may defer 1% to 50% of their base salaries and up to 100% of their annual incentive compensation. In 2020, the Company’s matching contribution under both plans was 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e. base salary and annual incentive paid in fiscal year 2020. In addition to the Company’s matching contribution, employees hired after July 1, 2007, who are not eligible to participate in the Qualified and Non-Qualified Plans, are entitled to receive employer core contributions under the Qualified and Non-Qualified Savings Plans of 5% of eligible earnings in the aggregate.

Compensation deferred under the Nonqualified Savings Plan is deemed invested by the participant in his or her choice of more than 20 investment choices offered to all participants. All investments, except for the FMC Stock Fund, are mutual funds, and all investments may be exchanged by the participant at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur or commence at the earlier of separation of service plus six months or at a designated time elected by the participant at the time of deferral. Distributions may be in lump sum or installments as determined by the participant’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar requirements of ERISA. This plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy.

Pay Ratio Disclosure

We disclose here the FMC CEO to median employee pay ratio as calculated in accordance with Item 402(u) of Regulation S-K. We identified our median employee by examining the 2020 total cash compensation for all employees, excluding our CEO, who were employed by FMC on December 31, 2020. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We annualized the compensation for any full-time employee who was not employed by FMC for the full year in 2020. For non-U.S. employees, we applied a published currency exchange rate in effect as of December 31, 2020.

We calculated annual total 2020 compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table in this proxy statement. To the extent that any portion of the median employee’s compensation was denominated in foreign currency, we applied a published currency exchange rate in effect as of December 31, 2020. Using this methodology, we have estimated that the median of the annual total compensation of our employees, excluding our CEO, was $44,739.

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The total compensation for our CEO, Mr. Douglas, for 2020, was $5,905,466, as reported in the “Total” column of the Summary Compensation Table in this proxy statement. However, Mr. Douglas served as the Company’s President and Chief Operating Officer for the first five months of 2020, and therefore this amount is not an accurate representation of what he would have earned had he been CEO for the full year. Therefore, we have recalculated his 2020 compensation for the purposes of this pay ratio disclosure as though he had served as CEO for the full year. See the Section entitled “Key 2020 Compensation Decisions – Chief Executive Officer and Executive Chairman” above for further information regarding Mr. Douglas’s 2020 pay package.

Had Mr. Douglas served as CEO for all of 2020, we estimate that his total compensation would have been as follows:

•	Base Salary: $1,050,000.
•	Annual Incentive: $1,338,645. Calculated based on a target annual incentive opportunity of 110% of presumed annual base salary rate of $1,050,000. Annual incentive was earned at 116% of target.
•	Long-Term Incentive Award: (including stock options, RSUs and PRSUs). $5,200,000. This amount represents approximately 500% of Mr. Douglas’s presumed annual base salary rate.
•	All Other Compensation: (including all amounts listed in the Summary Compensation Table, and an additional $4,028, reflecting assumed additional employer core contributions to the Qualified Plan and Nonqualified Plan). $253,812.

Based on the calculations described above, the total compensation of our CEO on an annualized basis for 2020 was $7,842,457. Therefore, our 2020 CEO to median employee pay ratio is 175:1.

Potential Payments Upon Termination or Change in Control

In the following section, we discuss the consequences that various termination scenarios and a change in control would have on our NEOs’ compensation. When we reference awards “vesting”, it means that the awards are no longer subject to a risk of forfeiture. In some cases, the cash or shares will be delivered to the NEO promptly after a termination of employment. In other cases, the NEO must wait until he or she would otherwise have received a payout had the NEO’s employment not terminated (and such deferred payouts are referred to as being subject to a “Delayed Delivery”).

Retirement

Under the terms of the Company’s long-term equity incentive award agreements, NEOs are considered retirement eligible at age 65 (“Normal Retirement”) or at age 62, once they have completed at least ten years of service with the Company (“Early Retirement”).

If an NEO terminates employment after achieving Normal Retirement or Early Retirement:

•	All unvested stock options will vest, and remain exercisable for up to five years
•	All unvested restricted stock units will vest, with shares subject to a Delayed Delivery
•	Banked performance-based restricted stock units will vest, with shares subject to a Delayed Delivery
•	Pro rata portion of outstanding performance-based restricted stock units will vest at the end of the applicable performance period based on actual performance results, with shares subject to a Delayed Delivery

However, if an NEO terminates employment, effective after June 30 of the first year of the performance cycle for an outstanding performance-based restricted stock unit award, after the NEO has achieved Normal Retirement or Early Retirement, and has commenced succession planning with our human resources department at least six months prior to the termination (“Approved Retirement”), those units will not be subject to proration. Rather, upon an Approved Retirement, the NEO will continue to earn the units as if he or she had continued to be employed until the end of the full performance period.

Any vesting of the performance-based restricted stock units upon retirement is contingent on the NEO’s execution of a release under the terms of the performance-based restricted stock unit award agreements.

Mr. Brondeau achieved eligibility for Early Retirement on January 1, 2020 upon his attainment of age 62 and ten years of service, and therefore, if he had retired on December 31, 2020, he would have been entitled to the benefits described above in the “Retirement” section.

Other NEOs

None of the other NEOs are currently eligible for Early Retirement or Normal Retirement, and therefore they would not have been eligible for such benefits upon a termination of service on December 31, 2020.

Termination Without Cause

The following disclosure and accompanying table reflect the amount of compensation that would have been payable to each of our NEOs, upon a termination by the Company without Cause on December 31, 2020.

The amounts shown in the table assume that such event was effective as of December 31, 2020, the last day of our fiscal year, and thus include amounts earned through such time. The amounts are calculated using

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various assumptions and are therefore only estimates of the amounts that could have become payable to our NEOs. The actual amounts to be paid out can only be determined at the time of an actual termination.

Mr. Brondeau entered into a letter agreement with the Company on April 27, 2020, setting forth his revised employment terms in connection with his transition from CEO to Executive Chairman effective June 1, 2020. In connection with such transition, Mr. Brondeau is no longer eligible for severance benefits upon a termination for any reason, but the effect of any cessation of employment on his outstanding equity awards will continue to be determined under the terms of the applicable award agreements.

Termination Without Cause (Following a Change in Control)

Each NEO other than Mr. Brondeau is party to an Executive Severance Agreement which provides that if a change in control (as described below) of the Company occurs and, within two years after that change in control, the employment of an NEO is terminated without cause or an NEO resigns his or her employment because his or her duties, location, salary, compensation or benefits were substantially changed or reduced (each a “Change in Control Termination”), then the NEO would be entitled, contingent on the NEO’s execution of a release in favor of the Company, to the following payments and benefits:

•	36 months of base salary, payable in a lump sum
•	Three times target annual incentive (based on NEO’s highest historical target), payable in a lump sum
•	Prorated bonus for year of termination
•	Outplacement services, with cost capped at 15% of NEO’s base salary
•	Health and welfare benefits continuation for three years
•	For Mr. Reilly, credit for two additional age and service years under the Nonqualified Plan
Under the terms of the Company’s equity incentive award agreements, contingent on the NEOs executing a release, upon a Change in Control Termination:
•	All unvested stock options will vest and remain exercisable for up to three months
•	All unvested restricted stock units will vest, and shares will be delivered promptly thereafter
•	Banked performance-based restricted stock units will vest, and shares will be delivered thereafter
•	Performance-based restricted stock units whose measurement periods are not yet complete will vest as though target level performance was attained for those measurement periods, and shares will be delivered thereafter

In general, the following are considered to be a change in control: (a) a third party’s acquisition of twenty percent or more of the Company’s Common Stock; (b) a change in the majority of the Board of Directors; (c) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (d) the complete liquidation or dissolution of the Company.

As a general rule, no NEO has an entitlement to benefits upon a change in control that is not followed by a termination.

Termination Without Cause (Other than Following a Change in Control)

The Company maintains Executive Severance Guidelines (“Guidelines”) setting forth payments and benefits to NEOs who are terminated without cause in the normal course. However, no NEO has a contractual entitlement to these benefits and the Compensation Committee has the discretion to enhance or reduce the benefits in any specific case. Nevertheless, we have assumed for illustrative purposes in the tabular disclosure that follows that the NEOs, other than Mr. Brondeau, would have received the benefits set forth under the Guidelines upon a termination without cause on December 31, 2020. Any NEO receiving payments or benefits pursuant to the Guidelines must sign a non-solicitation, non-compete and confidentiality agreement as a condition to the payment of any benefit under the Guidelines.

The Guidelines provide:

•	12 months of base salary, payable in a lump sum
•	One time target annual incentive
•	Prorated target bonus for year of termination
•	Transition benefits (outplacement assistance and financial/tax planning)
•	Health benefits continuation for one year
Treatment of the NEOs’ equity incentive awards is as follows:
•	Vested options remain exercisable for one year following termination. Unvested options that would have vested within one year following termination become exercisable on regularly scheduled dates, and remain exercisable for one year thereafter
•	Unvested restricted stock units will vest prorata, and shares will be delivered promptly thereafter
•	Banked performance-based restricted stock units will vest, with shares subject to a Delayed Delivery
•	Pro rata portion of outstanding performance-based restricted stock units will vest at the end of the applicable performance period based on actual performance results, with shares subject to a Delayed Delivery

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POTENTIAL PAYMENTS UPON TERMINATION WITHOUT CAUSE

The valuation of equity awards in the below table is based upon our stock price on December 31, 2020 and as applicable, Livent’s stock price, on December 31, 2020. The ultimate value of any equity awards in the event of a termination will depend upon the stock price, (i) in the case of options, on the date of exercise, and (ii) in the case of restricted stock units and performance-based restricted stock units, on vesting and delivery of the shares.

MARK DOUGLAS†
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	6,615,000	(2)	2,205,000	(3)	N/A
Transition Benefits	158,000	(4)	20,000	(5)	N/A
Restricted Stock Units	2,020,838	(6)	1,097,929	(7)	N/A
Stock Options	2,691,340	(8)	517,873	(9)	N/A
Performance-Based Restricted Stock Units	3,597,309	(10)	1,862,977	(11)	N/A
Welfare Benefits	63,152	(12)	17,797	(13)	N/A
TOTAL	15,145,639		5,721,576

PIERRE BRONDEAU†
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	0	(14)	0	(14)	0	(14)
Transition Benefits	0	(14)	0	(14)	0	(14)
Restricted Stock Units	4,120,830	(6)	4,120,830	(7)	4,120,830	(15)
Stock Options	7,849,723	(8)	7,849,723	(9)	7,849,723	(16)
Performance-Based Restricted Stock Units	7,737,432	(10)	7,737,432	(11)	7,737,432	(17)
Welfare Benefits	0	(14)	0	(14)	0	(14)
TOTAL	19,707,985		19,707,985		19,707,985

ANDREW SANDIFER
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	2,921,400	(2)	973,800	(3)	N/A
Transition Benefits	81,000	(4)	20,000	(5)	N/A
Restricted Stock Units	942,900	(6)	495,502	(7)	N/A
Stock Options	1,131,699	(8)	137,935	(9)	N/A
Performance-Based Restricted Stock Units	1,334,797	(10)	807,996	(11)	N/A
Welfare Benefits	69,101	(12)	21,284	(13)	N/A
TOTAL	6,480,897		2,456,517

MICHAEL REILLY
Executive Benefits and Payments Upon Termination or Change in Control (a)	Change in Control Termination ($) (b)		Termination Without Cause ($) (c)		Retirement(1) ($) (d)
Base Salary and Annual Incentive	1,560,900	(2)	780,450	(3)	N/A
Transition Benefits	71,000	(4)	20,000	(5)	N/A
Restricted Stock Units	627,918	(6)	404,172	(7)	N/A
Stock Options	584,771	(8)	103,451	(9)	N/A
Performance-Based Restricted Stock Units	648,435	(10)	391,222	(11)	N/A
Welfare Benefits	45,137	(12)	21,284	(13)	N/A
Pension Enhancement	555,673	(18)	N/A		N/A
TOTAL	4,093,834		1,720,579

(1)	On December 31, 2020, Messrs. Douglas, Sandifer and Reilly were not considered eligible for Early Retirement or Normal Retirement and therefore there are no potential payments or benefits to report in this column. Mr. Brondeau became eligible for Early Retirement on January 1, 2020.
(2)	The amount shown is equal to three times the sum of base salary plus target annual incentive, calculated by using the highest annualized target available to the NEO during his/her career with the Company, except that for Mr. Reilly the amount is limited to two times base salary and target annual incentive.
(3)	The amount shown is equal to the sum of 12 months of base salary plus target annual incentive.

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(4)	The executives are entitled to outplacement services. The outplacement services are capped at 15% of the NEO’s base salary. The actual amounts paid in respect of such services will be determined based upon the outplacement services obtained, if any, by an NEO upon termination. However, the amounts reflected in the table represent the maximum amounts that could be paid by the Company in respect of these services.
(5)	Transition benefits consist of outplacement services up to $20,000.
(6)	All unvested restricted stock units will vest. The amount shown is the market value of all unvested FMC and Livent restricted stock units based on the applicable company stock price on December 31, 2020. Because Mr. Brondeau is eligible for Normal Retirement, the restricted stock units appearing in the table were already considered non-forfeitable.
(7)	Unvested restricted stock units will vest prorata, based on the amount of time that the NEO was employed during the vesting period. The amount shown is the market value of these FMC and Livent restricted stock units based on the applicable company stock price on December 31, 2020. Because Mr. Brondeau is eligible for Normal Retirement, his restricted stock units will not be subject to proration.
(8)	All unvested stock options will vest. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the FMC stock price at December 31, 2020. Please note, however, that the ultimate value of the foregoing options will depend on the stock price on the date of exercise. Because Mr. Brondeau is eligible for Normal Retirement, the stock options appearing in the table were already considered non-forfeitable, and they will become exercisable upon the Change in Control Termination.
(9)	The NEO has the right to retain stock options that would have vested on their own terms within one year from the date of termination, with the right to exercise such options until twelve months after they vest, as well as the right to exercise vested options until twelve months after termination. The amount shown is the market value of these unvested options based on the difference between the exercise price and the stock price on December 31, 2020. Please note, however, that the ultimate value will depend on the stock price on the date of exercise. Please note, however, that the ultimate value will depend on the stock price on the date of exercise. Because Mr. Brondeau is eligible for Normal Retirement, upon a termination without cause the treatment of his stock options will be as set forth in footnote (16).
(10)	All PRSUs will vest as follows: those banked units whose measurement periods have ended will vest based on actual performance (for Mr. Brondeau, these were already considered non-forfeitable); those units whose measurement periods are not yet complete will vest as if the target level performance was attained. The amount shown in the table is the market value of such FMC and Livent PRSUs based on the applicable company stock price on December 31, 2020.
(11)	Banked PRSUs will vest. A prorated portion of all PRSUs subject to open performance periods will remain outstanding. The proration is determined based on the time actually worked during the applicable performance period. The payouts of these awards are illustrated above based on actual performance for banked units with completed measurement periods and assuming target levels of performance for those units whose measurement period has not yet been completed. In each case, the amounts actually due will be paid in a lump sum after the end of the normal three-year performance cycle, based on actual TSR performance, or operating cash flow performance, calculated in accordance with the terms of the awards. Because Mr. Brondeau is eligible for Normal Retirement, upon a termination without cause the treatment of his PRSUs will be as set forth in footnote (17).
(12)	Welfare benefits of health care, life insurance and disability insurance continue for three years, except for Mr. Reilly the benefits continue for two years. The amounts shown are the estimated cost to the Company for such benefits during the period.
(13)	Health care benefits continue for 12 months. The amounts shown are the estimated cost to the Company for such benefits during the period.
(14)	Pursuant to the letter agreement governing Mr. Brondeau’s employment terms as Executive Chairman, Mr. Brondeau would not have been eligible for severance benefits upon a termination of employment on December 31, 2020, whether or not that termination occurred in connection with a change in control of the Company.
(15)	Because Mr. Brondeau is eligible for Normal Retirement, all of his restricted stock units are non-forfeitable. However, such restricted stock units will not be delivered until they would otherwise have vested under the normal vesting schedule. The amount shown is the market value of these undelivered restricted stock units based on the stock price at December 31, 2020.
(16)	Because Mr. Brondeau is eligible for Normal Retirement, all of his options are non-forfeitable, but during his employment, they do not become exercisable until after the normal vesting date. Upon Mr. Brondeau’s retirement prior to the normal vesting date, the options become exercisable. Once exercisable, the options remain exercisable until the earlier of the expiration date or five years following retirement. The amount shown is the value of these outstanding stock options based on the difference between the exercise price and the stock price on December 31, 2020. Please note, however, that the ultimate value will depend on the stock price on the date of exercise.
(17)	The amounts shown here include Mr. Brondeau’s banked PRSUs, which are non-forfeitable because he is eligible for Normal Retirement, and those units whose measurement periods are not yet complete. Upon a Normal Retirement, these units will vest prorata based on actual performance for each applicable measurement period. Upon an Approved Retirement, however, such units will not be subject to proration. The units subject to an open performance period are presented in the table assuming target level of performance and an “Approved Retirement”. All of the shares will be delivered after the end of the normal three-year performance cycle.
(18)	Under the terms of his Executive Severance Agreement with the Company, Mr. Reilly is credited with two additional age and service years under the Nonqualified Plan.
†	Mr. Douglas was promoted to President and Chief Executive Officer, effective June 1, 2020.
††	Mr. Brondeau was appointed Executive Chairman, effective June 1, 2020.

In addition to the amounts set forth in the table, upon termination each NEO would be allowed to retain his or her vested options set forth in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table 2020, subject to the expiration provisions described above. Each NEO would also be paid his or her Annual Incentive for 2020 (see Column (g) of the Summary Compensation Table for the amounts of these awards), and the aggregate benefits accrued by the NEO in the nonqualified defined contribution plan set forth in Column (f) of the Nonqualified Deferred Compensation Table, payable commencing six months after cessation of employment or in accordance with the NEO’s predetermined distribution elections. Mr. Reilly would be entitled to his accumulated benefit under the Nonqualified Plan, payable in a lump sum at the later of six months after cessation of employment or attainment of age 55. The amounts described in this paragraph differ from the present values reflected in Column (d) of the Pension Benefits Table because, under applicable SEC rules, the Pension Benefits Table values are calculated using different interest rates and without regard to early retirement adjustments otherwise applicable under the plan.

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Termination Under Certain Other Circumstances

Death or Disability

In the event of termination upon death or disability, an NEO is eligible for benefits in programs available to US salaried employees generally, as well as a supplemental disability benefit (in the event of disability) and a surviving spouse benefit under the nonqualified deferred compensation plan (in the event of death). The supplemental disability benefit is an insured product intended to provide NEOs with additional disability benefits above the benefit level provided under the Company’s group disability plan. The supplemental plan, in conjunction with the Company’s group plan, will yield up to 70% of an NEO’s annual salary with a maximum monthly benefit of $25,000.

Treatment of equity incentive awards is as follows:

•	All unvested stock options will vest, and remain exercisable for up to five years
•	All unvested restricted stock units will vest, and shares will be delivered promptly thereafter
•	Banked performance-based restricted stock units will vest, with shares subject to a Delayed Delivery
•	Pro rata portion of outstanding performance-based restricted stock units will vest at the end of the applicable performance period based on actual performance results, with shares subject to a Delayed Delivery

The market value for each NEO’s unvested restricted stock units and stock option awards as of year-end 2020 is set forth in the relevant section of Column (b) of the table above. A value for each NEO’s performance-based restricted stock unit awards, with the payout for banked units based on actual performance and the payout for unvested units calculated based on an assumed level of performance at target, and prorated to reflect time employed during the applicable performance period, is set forth in the relevant section of Column (c) of the table above.

Termination For Cause

In the event of a termination of an NEO for cause, all outstanding unvested equity awards would be cancelled. All vested stock option awards would expire immediately.

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VII.	OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent stockholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of forms filed with the SEC and information provided by Reporting Persons to the Company, it is believed that all Section 16(a) requirements were fully met by all Reporting Persons with respect to the year ended December 31, 2020, except that for Nicholas Pfeiffer, one report was filed one day late with respect to one grant of restricted stock units.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

During the past year, the Audit Committee met six times, including virtual meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management and KPMG, the company’s independent registered public accounting firm;
•	Discussed with KPMG the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees”;
•	Discussed various matters with KPMG related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management; and
•	Received the written disclosures and the letter from KPMG as required by The Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The preceding report has been furnished by the following members of the Audit Committee:

Eduardo E. Cordeiro, Chairman
Carol Anthony (John) Davidson
Robert C. Pallash
Vincent R. Volpe, Jr.

Householding

We have adopted a procedure approved by the SEC called householding. Under this procedure, we are permitted to deliver a single copy of annual reports, proxy statements (or Notice of Internet Availability, as applicable), prospectuses and other disclosure documents to stockholders sharing the same address who do not participate in electronic delivery of proxy materials and who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered stockholder account who requests a paper copy of the proxy materials.

The Broadridge Householding Election system allows stockholders to decline or modify previous householding elections. Broadridge’s Householding number has changed to 1-866-540-7095. You may also write to Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you prefer, we will promptly deliver a separate copy of the proxy statement and related materials to you if you request one by writing or calling as follows: Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104, telephone 1-215-299-6000.

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Expenses Relating to this Proxy Solicitation

The Company will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Company officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Common Stock and obtaining the proxies of those owners.

Michael F. Reilly

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FMC

FMC CORPORATION
2929 WALNUT STREET
PHILADELPHIA, PA 19104
ATTN: MICHAEL F. REILLY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FMC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28684-P48118-Z78844

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FMC CORPORATION

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3:

1. Election of eleven Directors (nominees 1a.-1k.) to serve for a one-year term expiring in 2022, as set forth in the Proxy Statement.

Nominees:	For	Against	Abstain
1a. Pierre Brondeau	☐	☐	☐
1b. Eduardo E. Cordeiro	☐	☐	☐
1c. Carol Anthony ("John") Davidson	☐	☐	☐
1d. Mark Douglas	☐	☐	☐
1e. C. Scott Greer	☐	☐	☐
1f. K'Lynne Johnson	☐	☐	☐
1g. Dirk A. Kempthorne	☐	☐	☐
1h. Paul J. Norris	☐	☐	☐
1i. Margareth Øvrum	☐	☐	☐
1j. Robert C. Pallash	☐	☐	☐
1k. Vincent R. Volpe, Jr.	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent registered public accounting firm.	☐	☐	☐
3. Approval, by non-binding vote, of executive compensation.	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D28685-P48118-Z78844

PROXY
FMC CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark Douglas, Andrew D. Sandifer and Michael F. Reilly, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Corporation to be held in a virtual meeting format at 2:00 P.M. on Tuesday, April 27, 2021, or any adjournments or postponements thereof.

If shares of FMC Corporation common stock are held for the account of the undersigned under any employee plan that grants to the undersigned the right to direct the voting of such shares (each such plan being referred to as a "Plan"), then the undersigned hereby directs the trustee of each plan to vote all shares of FMC Corporation common stock in the undersigned's account under such plan at the Annual Meeting, or any adjournments or postponements thereof, in the manner indicated on the reverse side of this proxy, and in the discretion of the trustee, as to any other matter that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR Proposals 2 and 3. If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 22, 2021 how to vote these shares, or if you vote on some but not all proposals, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment plan, vote these undirected shares in proportion to the votes received from other participants, and in the case of other plans, vote these shares in the trustee's discretion, except to the extent that the plan or applicable law provides otherwise.

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE